Exhibit 10.9

EXECUTION COPY

AMENDMENT NO. 1

Dated as of June 30, 2003

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AND SERVICING

AGREEMENT

and

AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

Dated as of August 30, 2002

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of June 30, 2003 by and among SYNNEX INFORMATION TECHNOLOGIES, INC., a California corporation (“Synnex” or the “Originator”), SIT FUNDING CORPORATION, a Delaware corporation (“SFC”), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation (“Redwood”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), in its capacities as a committed purchaser and as administrative agent (in such capacity, the “Administrative Agent”) under the Receivables Purchase and Servicing Agreement referred to below. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given such terms in Annex X to the Receivables Purchase and Servicing Agreement.

RECITALS:

WHEREAS, the Originator and SFC are parties to that certain Amended and Restated Receivables Transfer Agreement, dated as of August 30, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Transfer Agreement”);

WHEREAS, SFC, as seller, Synnex, as servicer (the “Servicer”) and as Originator, the other Originators, GE Capital, as the Administrative Agent and as a Committed Purchaser and Redwood are parties to that certain Amended and Restated Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase and Servicing Agreement”);

WHEREAS, many of the defined terms used in the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement are set forth in Annex X attached thereto (“Annex X”); and

WHEREAS, the Originator, SFC, and GE Capital have agreed to amend Annex X on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator, SFC, Redwood, and GE Capital, with the consent of the Insurer, hereby agree as follows.

Section 1. Amendments to Receivables Purchase and Servicing Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Receivables Purchase and Servicing Agreement is hereby amended as follows:

1.1 Section 6.01(c) of the Receivables Purchase and Servicing Agreement shall be amended to delete the first sentence of such section and to substitute the following therefor:

“The Administrative Agent has established and (prior to the occurrence of a Committed Purchaser Funding Event) shall maintain the Retention Account with the Depository.”

1.2 Sections 6.03, 6.04 and 6.05 of the Receivables Purchase and Servicing Agreement are hereby amended and restated in their entirety as set forth on Exhibit A attached hereto.

1.3 Section 7.05 of the Receivables Purchase and Servicing Agreement shall be amended to (i) add “(a)” at the beginning of the first sentence thereof and (ii) add the following new subsection (b) thereto:

“(b) For any period that Synnex or any Affiliate of Synnex is the Servicer, the Seller agrees that it shall pay to the Servicer on each Settlement Date the applicable Servicing Fee, to the extent of funds available to the Seller on such Settlement Date. The Seller agrees that it will pay the Servicing Fee to the Servicer prior to using any funds available to it on such Settlement Date for any other purpose, including, without limitation, the purchase of additional Receivables. If the Seller does not have sufficient funds available to so pay the Servicing Fee in full on any Settlement Date, the shortfall shall be paid on the next Business Day on which the Seller does have available funds but only to the extent that funds are then available to the Seller in accordance with the provisions of Article VI. The Servicer waives any right it has or may at any time have to demand payment and/or take any action to or in furtherance of payment of any shortfall in the payment of the Servicing Fee and agrees that it shall not have a “claim” under Section 101(5) of the Bankruptcy Code for the payment of any such shortfall, except for, and only to the extent of, any excess available funds, as described above.”

1.4 The definition of “Cash Purchase Price” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “Section 6.03(c)(v)” and to substitute a reference to “Section 6.03(c)” therefor.

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1.5 The definition of “Committed Purchaser Expiry Date” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “August 29, 2003” and to substitute a reference to “August 30, 2008” therefor.

1.6 The definition of the term “Committed Purchaser Yield Rate” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete the term “LIBOR Rate” therefrom and to substitute the term “Commercial Paper Rate” therefor.

1.7 The following new definition is hereby added to Annex X in the appropriate alphabetical location:

‘“Commercial Paper Rate” means, for each Settlement Period, (i) the latest month-end published rate for 30-day dealer commercial paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000), which normally appears in the “Money Rates” column of The Wall Street Journal or, in the event that The Wall Street Journal ceases publication of such rate, in such other publication of general circulation as the Administrative Agent may, from time to time, designate in writing, or (ii) if such rate is not determinable pursuant to clause (i) hereof, such rate as the Administrative Agent may, from time to time, designate in writing.’

1.8 The definition of “Concentration Discount Amount” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended as follows:

(a) Each reference to “three percent (3%)” therein is hereby deleted and a reference to “five percent (5%)” is substituted therefor.

(b) The reference to “five percent (5%)” in clause (a) thereof is hereby deleted and a reference to “fifteen percent (15%)” is substituted therefor.

(c) The reference to “fifteen percent (15%)” in clause (e) thereof is hereby deleted and a reference to “twenty percent (20%)” is substituted therefor.

1.9 The defined terms “Capital Investment Shortfall,” “Capital Investment Sub-Account,” “Deferred Purchase Price Adjustment,” “Deferred Purchase Price Collections,” “Deferred Purchase Price Outstanding,” “Deferred Purchase Price Shortfall,” “Deferred Purchase Price Sub-Account,” “Dilution Funded Amount” and “Dilution Funded Amount Shortfall” are hereby deleted from Annex X to the Receivables Purchase and Servicing Agreement.

1.10 The definition of “Final Purchase Date” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “fifth” and to substitute a reference to “sixth” therefor.

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1.11 The definition of “Maximum Purchase Limit” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “$200,000,000” and to substitute a reference to “$210,000,000” therefor.

1.12 The definition of the term “Per Annum Daily Margin” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Per Annum Daily Margin’ shall mean, (a) with respect to Capital Investment made by the Conduit Purchaser, 0.75%, and (b) with respect to Capital Investment made by the Committed Purchaser, 0.90%.”

1.13 The definition of the term “Retained Monthly Yield” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Retained Monthly Yield’ shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account or transferred to the Administrative Agent with respect to Daily Yield from and including the first day of such Settlement Period through and including such date pursuant to Section 6.03(a)(ii)(A) and (B) of the Purchase Agreement.”

1.14 The definition of the term “Retained Servicing Fee” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Retained Servicing Fee’ shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account or transferred to the Administrative Agent with respect to the Servicing Fee from and including the first day of such Settlement Period through and including such date pursuant to Section 6.03(a)(ii)(C) and (D) of the Purchase Agreement.”

1.15 The definition of the term “Retained Unused Facility Fee” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Retained Unused Facility Fee’ shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account or transferred to the Administrative Agent with respect to the Unused Facility Fee from and including the first day of such Settlement Period through and including such date in accordance with Section 6.03(a)(ii)(E) and (F) of the Purchase Agreement.”

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1.16 The definition of the term “Retention Account” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

‘“Retention Account” shall mean, (i) with respect to the Conduit Purchaser, that certain segregated deposit account established by the Administrative Agent and maintained with the Depositary designated as the “Redwood Receivables Corporation—Retention Account (Synnex),” account number 24597, ABA No. 021 001 033, and (ii) with respect to the Committed Purchaser, such other segregated deposit account as may be established by the Administrative Agent for the Committed Purchaser.’

1.17 The definition of the term “Retention Account Deficiency” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

‘“Retention Account Deficiency” shall mean, as of any Settlement Date, (A) prior to the occurrence of a Committed Purchaser Funding Event, the amount, if any, by which (1) the amounts necessary to make the payments required under Sections 6.04(a)(i), (ii) and (iii) of the Purchase Agreement exceeds (2) the amounts on deposit in the Retention Account or (B) after the occurrence of a Committed Purchaser Funding Event, the amount, if any, by which (1) the amounts necessary to make the payments required under Sections 6.04(a)(i), (ii) and (iii) of the Purchase Agreement exceeds (2) the amounts actually disbursed to the Administrative Agent pursuant to Sections 6.04(a)(i), (ii) and (iii) of the Purchase Agreement.’

Section 2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when, the Administrative Agent shall have received each of the following:

2.1 counterparts of this Amendment duly executed by each of the parties hereto;

2.2 written notice from Redwood of the occurrence of the Redwood Termination Date;

2.3 an opinion of counsel to SFC and Synnex relating to the enforceability of this Amendment and the Receivables Purchase and Servicing Agreement, as amended hereby; and

2.4 such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations and Warranties.

3.1 Upon the effectiveness of this Amendment, the Originator and SFC each (a) hereby reaffirms in all material respects all covenants, representations and

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warranties made by it in the Receivables Transfer Agreement, the Receivables Purchase and Servicing Agreement and each other Related Document to the extent the same are not amended hereby and except to the extent the same expressly relates solely to an earlier date, (b) agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the Effective Date of this Amendment and (c) represents and warrants that, as of the Effective Date of this Amendment and after giving effect hereto, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event has occurred and is continuing.

3.2 The Originator and SFC hereby represents and warrants that this Amendment and each of the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement, as amended hereby, constitute legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms.

Section 4. Reference to and Effect on Related Documents.

4.1 Upon the effectiveness of this Amendment pursuant to Section 2 hereof, on and after the Effective Date, each reference to the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement in any of the Related Documents shall mean and be a reference to the Receivables Transfer Agreement or the Receivables Purchase and Servicing Agreement, as the case may be, as amended hereby.

4.2 Except as specifically set forth above, the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of SFC, Redwood or the Administrative Agent, nor constitute a waiver of any provision of any of the Related Documents, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7. Entire Agreement. This Amendment, taken together with the Receivables Transfer Agreement, the Receivables Purchase and Servicing Agreement and all of the other Related Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

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Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

Section 9. No Course of Dealing. Redwood and the Administrative Agent have entered into this Amendment on the express understanding with SFC and the Originator that in entering into this Amendment Redwood and the Administrative Agent are not establishing any course of dealing with SFC or the Originator. The rights of Redwood and the Administrative Agent to require strict performance with all the terms and conditions of the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement as amended by this Amendment and the other Related Documents shall not in any way be impaired by the execution of this Amendment. Neither Redwood nor the Administrative Agent shall be obligated in any manner to execute any further amendments or waivers, and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are acceptable to them, Redwood and the Administrative Agent may require the payment of fees in connection therewith.

Section 10. Waiver of Claims. In consideration for the execution by Redwood, the Operating Agent, the Collateral Agent and the Insurer of this Amendment, each of the Seller, SFC and the Originator hereby waives each and every claim, defense, demand, action and suit of any kind or nature whatsoever against each of Redwood, the Operating Agent, the Collateral Agent and the Insurer and each other Affected Party arising on or prior to the date hereof in connection with the Receivables Purchase and Servicing Agreement, any of the Related Documents and the transactions contemplated thereby.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.

SYNNEX INFORMATION TECHNOLOGIES, INC., as an Originator and the Servicer

By:	/s/ DENNIS POLK

Dennis Polk SVP/CFO

SIT FUNDING CORPORATION

By:	/s/ SIMON Y. LEUNG

Simon Y. Leung General Counsel & Corporate Secretary

REDWOOD RECEIVABLES CORPORATION

By:	ILLEGIBLE

Illegible Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as a Committed Purchaser and as Administrative Agent

By:	ILLEGIBLE

Illegible Duly Authorized Signatory

Signature Page to

Amendment No. 1 to

Amended and Restated Receivables Purchase Agreement

and

Amended and Restated Receivables Transfer Agreement

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EXHIBIT A

Attached.

Section 6.03. Daily Disbursements From the Collection Account; Revolving Period. On each Business Day no later than 12:00 p.m. (New York time) during the Revolving Period, and following the transfers made pursuant to Section 6.02, the Administrative Agent shall disburse all amounts then on deposit in the Collection Account and its related subaccounts in the following priority:

(a) (x) prior to the occurrence of a Committed Purchaser Funding Event, to the Retention Account or (y) after the occurrence of a Committed Purchaser Funding Event, to the Administrative Agent:

(i) an amount equal to any Retention Account Deficiency, first from amounts deposited pursuant to Section 6.02(b) and second from Collections then on deposit in the Collection Account; and

(ii) an amount equal to the sum of:

(A) Daily Yield;

(B) the Yield Shortfall as of the close of business on the immediately preceding Business Day;

(C) the Servicing Fee (calculated assuming that the Servicing Fee Rate is the applicable rate); provided, however, that if Synnex, or any Affiliate of Synnex, is the Servicer, then such amount will not be deposited in the Retention Account on such day but the Seller shall pay the Servicing Fee in accordance with the provisions of Section 7.05(b);

(D) the Servicing Fee Shortfall as of the close of business on the immediately preceding Business Day; provided, however, that if Synnex, or any Affiliate of Synnex, is the Servicer, then such amount will not be deposited in the Retention Account on such day but the Seller shall pay the Servicing Fee in accordance with the provisions of Section 7.05(b);

(E) the Unused Facility Fee for such day;

(F) the Unused Facility Fee Shortfall as of the close of business on the immediately preceding Business Day; and

(G) any Additional Amounts or Indemnified Amounts as to which any Indemnified Perso has made a demand on the Seller and which remain unpaid;

(b) to the Purchasers

(i) an amount equal to any Purchase Excess to be applied in reduction of Capital Investment, to the Purchasers ratably based on the amount of their respective Capital Investments;

(ii) an amount equal to the deposits made in the Collection Account pursuant to Section 6.02(a)(v) and not otherwise disbursed pursuant to Section 6.03(a), to be disbursed ratably based on the amounts owed to the applicable Purchasers; and

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(iii) if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Capital Investment of the Purchasers, then to the Purchasers, ratably based on the amount of their respective Capital Investments, the lesser of (A) the amount of such requested reduction of Capital Investment and (B) the balance remaining on deposit in the Collection Account;

(c) to the SFC Account as payment of the Cash Purchase Price for Purchases made on such day, the balance of any amounts remaining in the Collection Account after making the foregoing disbursements.

Section 6.04. Disbursements From the Retention Account; Settlement Date Procedures; Revolving Period.

(a) During the Revolving Period, (x) on each Settlement Date prior to the occurrence of a Committed Purchaser Funding Event and (y) on each Business Day on and after the occurrence of a Committed Purchaser Funding Event, the amounts on deposit in the Retention Account or transferred to the Administrative Agent pursuant to Section 6.03(a) shall be disbursed or retained by the Administrative Agent in the following priority:

(i) to the applicable Purchasers (or, if applicable, any Indemnified Person or Affected Party), an amount equal to:

(A) if such Settlement Date occurs on or prior to the occurrence of a Committed Purchaser Funding Event, an amount equal to:

(1) the accrued and unpaid Accrued Monthly Yield as of the end of the immediately preceding Settlement Period;

(2) the accrued and unpaid Unused Facility Fee as of the end of the immediately preceding Settlement Period;

(3) all Additional Amounts incurred and payable to any Affected Party as of the end of the immediately preceding Settlement Period;

(4) all other amounts accrued and payable under this Agreement (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period to the extent not already transferred pursuant to Section 6.03(b)(ii);

(5) if a Purchase Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(b)(i), to be applied in reduction of Capital Investment;

(B) if such Business Day occurs after the occurrence of a Committed Purchaser Funding Event, an amount equal to:

(1) the accrued and unpaid Daily Yield as of such date;

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(2) the accrued and unpaid Unused Facility Fee as of such date;

(3) all Additional Amounts as to which any Affected Party has made a demand on the Seller and which remain unpaid;

(4) all other amounts accrued and payable under this Agreement (including Indemnified Amounts as to which any Indemnified Person has made a demand on the Seller and which remain unpaid to the extent not already transferred pursuant to Section 6.03(b)(ii);

(5) if a Purchase Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(b)(i), to be applied in reduction of Capital Investment;

(ii) to the extent any funds have been deposited in the Retention Account or transferred to the Administrative Agent in accordance with Section 6.03(a)(ii)(C) and (D), to the Servicer or the Successor Servicer, as applicable, on behalf of the Seller, an amount equal to the accrued and unpaid Servicing Fee or Successor Servicing Fees and Expenses as of (x) the end of the immediately preceding Settlement Period (if such Settlement Date occurs on or prior to the occurrence of a Committed Purchaser Funding Event) or (y) such date (if such date occurs after the occurrence of a Committed Purchaser Funding Event); provided, however, that any such amount shall be paid net of any amounts paid, or that should have been paid, as provided in Section 7.05(b);

(iii) to be retained in the Retention Account or held by the Administrative Agent, (A) if such Settlement Period occurs prior to the occurrence of a Committed Purchaser Funding Event, an amount equal to the Accrued Monthly Yield, Accrued Unused Facility Fee and, (B) to the extent any funds have been deposited in the Retention Account or transferred to the Administrative Agent pursuant to Sections 6.03(a)(ii)(C) and (D), Accrued Servicing Fee as of such date; and

(iv) to the SFC Account, the balance of any funds remaining in the Collection Account after retaining or disbursing the foregoing amounts (and, prior to the occurrence of a Committed Purchaser Funding Event, the Administrative Agent shall also transfer to the SFC Account on such date any and all interest earned on, and paid by the Depository with respect to, any funds on deposit in the Retention Account during the preceding Settlement Period).

(b) No later than the second Business Day immediately preceding each Settlement Date, the Administrative Agent shall determine and notify the Seller of any Retention Account Deficiency for the preceding Settlement Period, and the Seller shall deposit cash in the amount of such Retention Account Deficiency to the Collection Account pursuant to Section 6.02(b).

Section 6.05. Liquidation Settlement Procedures. On each Business Day from and after the Facility Termination Date until the Termination Date, the Administrative Agent

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shall, as soon as practicable, transfer all amounts then on deposit in the Retention Account to the Collection Account and shall transfer all amounts in the Collection Account (including amounts transferred from the Retention Account pursuant to Section 6.02(c) and amounts which are not allocable to the Purchaser Interests) in the following priority:

(a) if an Event of Servicer Termination has occurred and a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02, then to the Successor Servicer an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

(b) to the Purchasers, ratably, an amount equal to accrued and unpaid Daily Yield through and including the date of maturity (if any) of the Commercial Paper (or other funding source) maintaining the Capital Investment;

(c) to the Purchasers, an amount equal to the unpaid Capital Investment;

(d) to the Administrative Agent, an amount equal to accrued and unpaid Unused Facility Fees;

(e) pro rata to all Additional Amounts incurred and payable to any Affected Party and Indemnified Amounts incurred and payable to any Indemnified Person; and

(f) if an Event of Servicer Termination shall not have occurred, to the Servicer in an amount equal to the accrued and unpaid Servicing Fee; and

(g) to the SFC Account, the balance of any funds remaining in the Collection Account after payment in full of all other amounts set forth in this Section 6.05.

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AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

Dated as of August 30, 2002,

by and among

SYNNEX INFORMATION TECHNOLOGIES, INC.

and

SIT FUNDING CORPORATION

i

SECTION 7.10. Section Titles	24
SECTION 7.11. No Setoff	24
SECTION 7.12. Confidentiality.	24
SECTION 7.13. Further Assurances.	25
SECTION 7.14. Fees and Expenses	25

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INDEX OF APPENDICES

Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)	Form of Subordinated Note

Schedule 4.01(b)	Executive Offices; Collateral Locations; Corporate Names; Organizational Identification Number/FEIN

Schedule 4.01(d)	Litigation
Schedule 4.01(h)	Ventures, Subsidiaries and Affiliates; Outstanding Stock

Schedule 4.01(i)	Tax Matters
Schedule 4.01(j)	Intellectual Property
Schedule 4.01(m)	ERISA Plans
Schedule 4.01(t)	Deposit and Disbursement Accounts/Originator
Schedule 4.02(g)	Trade Names
Schedule 4.03(b)	Existing Liens

Annex X	Definitions
Annex Y	Schedule of Documents

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THIS AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (“Agreement”) is entered into as of August 30, 2002, by and among SYNNEX INFORMATION TECHNOLOGIES, INC., a California corporation (the “Originator”), and SIT FUNDING CORPORATION, a Delaware corporation (“SFC”).

RECITALS

A. The Originator and SFC are parties to that certain Receivables Transfer Agreement dated as of December 19, 1997, as amended from time to time prior to the date hereof (the “Original Transfer Agreement”)

B. The parties hereto desire to amend and restate the Original Transfer Agreement subject to the terms and conditions set forth herein.

C. The Originator owns all of the outstanding Stock of SFC.

D. SFC has been formed for the sole purpose of purchasing, or otherwise acquiring by capital contribution, and reselling to the Purchaser, all Approved Receivables originated by the Originator and certain Affiliates of the Originator.

E. The Originator intends to sell, and SFC intends to purchase, such Approved Receivables, from time to time, as described herein.

F. In addition, the Originator may, from time to time, contribute capital to SFC in the form of Contributed Receivables or cash.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

SECTION 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

SECTION 1.03. Amendment and Restatement.

(a) This Agreement amends and restates in its entirety the Original Transfer Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Original Transfer Agreement shall, subject to Section 1.03(c), be superseded hereby.

(b) Notwithstanding the amendment and restatement of the Original Transfer Agreement by this Agreement, all of the obligations owing to the Seller by SFC under the Original Transfer Agreement which remain outstanding as of the date hereof, shall obligations owing hereunder. This Agreement is given in substitution for the Original Transfer Agreement, and not as payment of the obligations of SFC thereunder, and is in no way intended to constitute a novation of the Original Transfer Agreement.

(c) Upon the effectiveness of this Agreement, unless the context otherwise requires, each reference to the Original Transfer Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

ARTICLE II

TRANSFERS OF RECEIVABLES

SECTION 2.01. Agreement to Transfer.

(a) Receivables Transfers. Subject to the terms and conditions hereof, the Originator agrees to sell (without recourse except to the extent specifically provided herein) or contribute, to SFC on the Closing Date and on each Business Day thereafter (each such date, a “Transfer Date”) all Approved Receivables owned by it on each such Transfer Date, and SFC agrees to purchase or acquire as a capital contribution all such Approved Receivables on each such Transfer Date. All Transfers by the Originator to SFC shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (the “Receivables Assignment,”), and the Originator and SFC shall execute and deliver the Receivables Assignment on or before the Closing Date.

(b) Determination of Sold Receivables. On and as of each Transfer Date, all Approved Receivables owned by the Originator and not previously acquired by SFC shall be identified for sale to SFC such that the Sale Price to be paid by SFC therefor does not exceed the amount of cash available to SFC for the payment thereof and other funds available from the making of Subordinated Loans pursuant to Section 2.01(c) below (each such Receivable identified for sale individually, a “Sold Receivable,” and collectively, the “Sold Receivables”). The Sold Receivables will be identified by reference to the General Trial Balance of the Originator.

(c) Payment of Purchase Price. In consideration for each Sale of Sold Receivables hereunder, SFC shall, to the extent of cash available to SFC, pay to the Originator on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds. All such payments by SFC under this Section 2.01(c) shall be effected by means of a wire transfer not later than 11:00 a.m. (New York time) on the day when due to Account No. 502-328-54, GECC CAF Depositary, Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York 10006, ABA No. 021-001-033, Attn: CFN 2214, Reference: Synnex Information Technologies, Inc. To the extent that the Sale Price for any Sale of Sold Receivables exceeds the amount of cash then available to SFC, the Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to SFC in an amount up to the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash, provided, that in no event shall the aggregate amount of Subordinated Loans made at any time by the Originator, together with all

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other Subordinated Loans made pursuant to other Transfer Agreements (if any), exceed twenty percent (20%) of the Capital Investment Available at any time. The Subordinated Loans shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c) hereto (the “Subordinated Note”) executed by SFC and dated the Closing Date. The Subordinated Loans shall bear interest and be repayable as provided in the Subordinated Note.

(d) Determination of Contributed Receivables. To the extent that, on and as of any Transfer Date, Approved Receivables which do not constitute Transferred Receivables have not been identified as Sold Receivables pursuant to Section 2.01(b) then the Originator shall, unless it has delivered an election notice to SFC, contribute such Approved Receivables to SFC as a capital contribution (each such contributed Receivable individually, a “Contributed Receivable,” and collectively, the “Contributed Receivables”). If the Originator elects not to contribute Receivables to SFC on any Transfer Date, the Originator shall deliver to SFC not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of such election (each such notice, an “Election Notice”).

(e) Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, SFC shall own the Transferred Receivables and the Originator shall not take any action inconsistent with such ownership nor shall the Originator claim any ownership interest in such Transferred Receivables.

(f) Reconstruction of General Trial Balance. If at any time the Originator fails to generate its General Trial Balance, SFC shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables can be made pursuant to Section 2.01(b). The Originator agrees to cooperate with such reconstruction, including by delivery to SFC, upon SFC’s request, of copies of all Contracts and Records.

SECTION 2.02. Grant of Security Interest. The parties hereto intend that each Transfer shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding anything to the contrary set forth in this Section 2.02, if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a purchase and sale or capital contribution, as applicable, then the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that the Originator shall be deemed to have granted, and the Originator does hereby grant, to SFC a first priority Lien in and to all of the Originator’s right, title and interest in, to and under the Transferred Receivables.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions to Initial Transfer. The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of SFC and the Administrative Agent):

(a) Transfer Agreement; Other Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the Originator and SFC, and SFC shall have received such documents, instruments, agreements and legal opinions as SFC shall request in

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connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to SFC.

(b) Governmental Approvals. SFC shall have received (i) satisfactory evidence that the Originator has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer’s Certificate from the Originator in form and substance satisfactory to SFC affirming that no such consents or approvals are required.

(c) Compliance with Laws. The Originator shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 4.02(f).

(d) Purchase Agreement Conditions. Each of those conditions precedent set forth in Article III of the Purchase Agreement shall have been satisfied or waived in writing as provided therein.

SECTION 3.02. Conditions to all Transfers. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

(a) the representations and warranties of the Originator contained herein or in any other Related Document shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b) no Incipient Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor;

(c) the Originator shall be in compliance with each of its covenants and other agreements set forth herein; and

(d) the Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to SFC as SFC may request.

The acceptance by the Originator of the Sale Price for the Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by the Originator that the conditions in this Section 3.02 have been satisfied. Upon any such acceptance, title to the transferred receivables sold or contributed on such Transfer Date shall be vested absolutely in SFC, whether or not such conditions were in fact so satisfied.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.01. Representations and Warranties of the Originator. To induce SFC to purchase the Sold Receivables and to acquire the Contributed Receivables, the Originator makes the following representations and warranties to SFC, each and all of which shall survive the execution and delivery of this Agreement.

(a) Corporate Existence; Compliance with Law. The Originator (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where such failure to obtain all licenses, permits, consents or approvals or to make all filings, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its charter and bylaws; and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. As of the Closing Date, the current location of the Originator’s chief executive office, principal place of business, other offices, the warehouses and premises within which the Originator Collateral is stored or located, and the locations of its records concerning the Originator Collateral are set forth in Schedule 4.01(b) and, except as set forth in such Schedule 4.01(b), none of such locations have changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), the Originator has not been known as or used any corporate, fictitious or trade name. In addition, Schedule 4.01(b) lists the organizational identification number issued by the State of California or states that no such number has been issued and lists the federal employer identification number of the Originator.

(c) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Originator of this Agreement and the other Related Documents to which it is a party and the creation of all Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by SFC, any Purchaser, the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Person’s corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of such Person’s charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such

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Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Related Documents to which the Originator is a party shall have been duly executed and delivered by the Originator and each such Related Document shall then constitute a legal, valid and binding obligation of the Originator enforceable against it in accordance with its terms.

(d) No Litigation. No Litigation is now pending or, to the knowledge of the Originator, threatened against the Originator that (i) challenges the Originator’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, Purchase or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to the Originator and that, if so determined, could have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $1,000,000 or injunctive relief against, or alleges criminal misconduct by, the Originator.

(e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Originator is and will be Solvent.

(f) Material Adverse Effect. Since November 30, 2001, (i) the Originator has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Originator or has become binding upon the Originator’s assets and no law or regulation applicable to the Originator has been adopted that has had or could reasonably be expected to have a Material Adverse Effect on the Originator, and (iii) the Originator is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Originator is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since November 30, 2001, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Receivables; Liens. The Originator owns each Receivable originated by it free and clear of any Adverse Claim (other than Permitted Encumbrances) and, from and after each Transfer Date, SFC will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. As of the Closing Date, none of the properties and assets of the Originator are subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to the Originator that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. The Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and

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perfect the Originator’s right, title and interest in and to the Receivables originated by it and its other properties and assets. The Liens granted to SFC pursuant to Section 6.01 will at all times be fully perfected first priority Liens in and to the Originator Collateral, subject only to Permitted Encumbrances.

(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 4.01(h), the Originator does not have any Subsidiaries, is not engaged in any joint venture or partnership with any other Person, or is not an Affiliate of any other Person. All of the issued and outstanding Stock of the Originator is owned by each of the Stockholders identified on Schedule 4.01(h) in the amounts set forth on Schedule 4.01(h). Except as set forth in Schedule 4.01(h), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Originator may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

(i) Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Originator have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 4.02(l). Proper and accurate amounts have been withheld by the Originator from its employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Closing Date (i) those taxable years for which the Originator’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i), the Originator has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither the Originator nor its predecessors is liable for any Charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Originator’s knowledge, as a transferee. As of the Closing Date, the Originator has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

(j) Intellectual Property. As of the Closing Date, the Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. The Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Except as set forth in Schedule 4.01(j), the Originator is not aware of any infringement or claim of infringement by others of any intellectual property of the Originator.

(k) Full Disclosure. No information contained in this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of the Originator to SFC, any Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents contains any untrue statement of a material fact or omits or will omit to

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state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(l) Notices to Obligors. The Originator has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account. To the extent that any Transferred Receivable does not constitute an “account” within the meaning of the UCC, the Originator has notified the Obligor thereof of the sale of such Receivable by the Originator to SFC pursuant to this Agreement.

(m) ERISA.

(i) Schedule 4.01(m) lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to SFC. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA. Neither the Originator nor an ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither the Originator nor an ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 4975 of the IRC, in connection with any Plan that would subject the Originator to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

(ii) Except as set forth in Schedule 4.01(m): (A) no Title IV Plan has any Unfunded Pension Liability; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (C) there are no pending or, to the knowledge of the Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) neither the Originator nor an ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of the Originator or an ERISA Affiliate; (F) Stock of the Originator and its ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the last valuation date of any Plan; and (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

(n) Brokers. No broker or finder acting on behalf of the Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Originator does not have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith therewith.

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(o) Margin Regulations. The Originator is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Originator does not own any Margin Stock, and no portion of the Sale Price for any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. The Originator will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(p) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

(q) Securities Act and Investment Company Act Exemptions. Each purchase of Transferred Receivables under this Agreement constitutes (i) a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

(r) Government Regulation. The Originator is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. The Originator is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder. The purchase or acquisition of the Transferred Receivables by SFC hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(s) Books and Records; Minutes. The bylaws or the certificate or articles of incorporation of the Originator require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors.

(t) Deposit and Disbursement Accounts. Schedule 4.01(t) lists all banks and other financial institutions at which the Originator maintains deposit or other bank accounts as of the Closing Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

(u) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Originator contained in the Related Documents (other than this Agreement) is true and correct in all material respects and the Originator hereby makes each

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such representation and warranty to, and for the benefit of, the Purchasers and the Administrative Agent as if the same were set forth in full herein.

(v) Receivables. With respect to each Transferred Receivable designated as an Eligible Receivable in any Investment Base Certificate delivered on or after the Transfer Date of such Transferred Receivable:

(i) such Receivable satisfies the criteria for an Eligible Receivable;

(ii) prior to its Transfer to SFC such Receivable was owned by the Originator free and clear of any Adverse Claim (other than Permitted Encumbrances), and the Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, SFC will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of the Originator;

(iii) the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to SFC of all right, title and interest of the Originator in and to such Receivable; and

(iv) the Originator has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to SFC, any subsequent assignment of the Transferred Receivables by SFC, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

SECTION 4.02. Affirmative Covenants of the Originator. The Originator covenants and agrees that, unless otherwise consented to by SFC and the Administrative Agent, from and after the Closing Date and until the Termination Date:

(a) Offices and Records. The Originator shall maintain its principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to SFC, at such other location in a jurisdiction where all action requested by SFC, any Purchaser or the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Transferred Receivables. The Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.

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(b) Access. The Originator shall, during normal business hours, from time to time upon one Business Day’s prior notice and as frequently as SFC, the Servicer or the Administrative Agent determines to be appropriate: (i) provide SFC, the Servicer or the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties of the Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of the Originator and to the Originator Collateral, (ii) permit SFC, the Servicer or the Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from the Originator’s books and records, including all Records maintained by the Originator, (iii) permit SFC, the Servicer or the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables and other Originator Collateral of the Originator, and (iv) permit SFC, the Servicer or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or the Originator’s performance under this Agreement or the affairs, finances and accounts of the Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Operating Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems SFC’s rights or interests in the Transferred Receivables or the Originator Collateral insecure, the Originator shall, at its own expense, provide such access at all times and without advance notice and provide SFC, the Servicer or the Administrative Agent with access to its suppliers and customers. The Originator shall make available to SFC, the Servicer or the Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by the Originator, that SFC, the Servicer or the Administrative Agent may request. The Insurer shall be entitled to have its representatives present at the time of such exercise and to receive such information as SFC, the Servicer or the Administrative Agent receives therefrom. The Originator shall deliver any document or instrument necessary for SFC, the Servicer or the Administrative Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Originator.

(c) Communication with Accountants. The Originator authorizes SFC, the Servicer and the Administrative Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to SFC, the Servicer and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Originator. The Originator agrees to render to SFC, the Servicer and the Administrative Agent at the Originator’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, the Originator shall, promptly upon request therefor, assist SFC in delivering to the Administrative Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

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(d) Compliance With Credit and Collection Policies. The Originator shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

(e) Assignment. The Originator agrees that, to the extent permitted under the Purchase Agreement, SFC may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. The Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of SFC, all of the obligations of the Originator hereunder, including any obligations of the Originator set forth in Sections 4.02(o), 4.04, 5.01 and 7.14.

(f) Compliance with Agreements and Applicable Laws. The Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(g) Maintenance of Existence and Conduct of Business. The Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and bylaws; (iii) to the extent consistent with industry practice and prudent business judgment, at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and trade names as are set forth in Schedule 4.02(g) or, upon 30 days’ prior written notice to SFC, in such other corporate or trade names with respect to which all action requested by SFC, any Purchaser or the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Transferred Receivables. The Originator shall not change the type of entity it is, its jurisdiction of incorporation or its organization number (if any) issued by its state of incorporation, except upon 30 days’ prior written notice to SFC and the Administrative Agent, and with respect to which jurisdiction, all action requested by SFC, any Purchaser or the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Transferred Receivables.

(h) Notice of Material Event. The Originator shall promptly inform SFC in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, the Originator proposes to take with respect thereto:

(i) any Litigation commenced or threatened against the Originator or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $500,000 in any one instance or $1,000,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or

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instituted against any Plan, its fiduciaries or its assets or against the Originator or ERISA Affiliate in connection with any Plan, (D) alleges criminal misconduct by the Originator, or (E) would, if determined adversely, have a Material Adverse Effect;

(ii) the commencement of a case or proceeding by or against the Originator seeking a decree or order in respect of the Originator (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Originator or for any substantial part of such Person’s assets, or (C) ordering the winding-up or liquidation of the affairs of the Originator;

(iii) the receipt of notice that (A) the Originator is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval used in the conduct of the Originator’s business is to be, or may be, suspended or revoked if such suspension or revocation is reasonably expected to have a Material Adverse Effect, or (C) the Originator is to cease and desist any practice, procedure or policy employed by the Originator in the conduct of its business if such cessation is reasonably expected to have a Material Adverse Effect;

(iv) (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which the Originator becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in an Investment Base Certificate or otherwise was not an Eligible Receivable at the time of such designation; or

(v) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(i) Use of Proceeds. The Originator shall utilize the proceeds of the Sale Price obtained by it for each Sale made by it hereunder solely for working capital and other general corporate purposes not prohibited by the terms of this Agreement or the Credit Agreement and to pay any related expenses payable by the Originator under this Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

(j) Separate Identity.

(i) The Originator shall maintain corporate records and books of account separate from those of SFC.

(ii) The financial statements of the Originator and its consolidated Subsidiaries shall disclose the effects of the Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) SFC’s sole business consists of the purchase or acceptance through capital contribution of the Receivables from the Originator and the subsequent resale of such Receivables to the Purchaser, (B) SFC is a separate corporate entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of SFC’s assets prior to any value in SFC becoming available to SFC’s equityholders and (C) the assets of SFC are not available to pay creditors of the Originator or any other Affiliate of the Originator.

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(iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Originator as official records.

(iv) The Originator shall maintain an arm’s-length relationship with SFC and shall not hold itself out as being liable for the Debts of SFC.

(v) The Originator shall keep its assets and its liabilities wholly separate from those of SFC.

(vi) The Originator shall conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of the Originator.

(vii) The Originator shall not mislead third parties by conducting or appearing to conduct business on behalf of SFC or expressly or impliedly representing or suggesting that the Originator is liable or responsible for the Debts of SFC or that the assets of the Originator are available to pay the creditors of SFC.

(viii) Except as provided in the Ancillary Services and Lease Agreement, the Originator shall cause operating expenses and liabilities of SFC to be paid from SFC’s own funds.

(ix) The Originator shall at all times have stationery and other business forms and a mailing address and telephone number separate from those of SFC.

(x) The Originator shall at all times limit its transactions with SFC only to those expressly permitted hereunder or under any other Related Document.

(xi) The Originator shall comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of Baker & McKenzie delivered on December 19, 1997.

(k) ERISA. The Originator shall give SFC and the Operating Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

(l) Payment, Performance and Discharge of Obligations.

(i) Subject to Section 4.02(l)(ii), the Originator shall pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

(ii) The Originator may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(l)(i); provided, that

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(A) adequate reserves with respect to such contest are maintained on the books of the Originator, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Originator Collateral may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such Charges or claims other than inchoate tax liens and (E) SFC has advised the Originator in writing that SFC reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

(m) Deposit of Collections. The Originator shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it or they may receive in respect of Transferred Receivables.

(n) Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

(o) Adjustments to Sale Price. If on any day the Billed Amount of any Transferred Receivable is reduced as a result of any Dilution Factors, and the amount of such reduction exceeds the amount, if any, of Dilution Factors taken into account in the calculation of the Sale Price for such Transferred Receivable, the Originator shall make a cash payment to SFC in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Purchase Agreement.

SECTION 4.03. Negative Covenants of the Originator. The Originator covenants and agrees that, without the prior written consent of SFC and the Administrative Agent, from and after the Closing Date and until the Termination Date:

(a) Sale of Stock and Assets. The Originator shall not sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including capital Stock, any Transferred Receivable or Contract therefor, any of its rights with respect to any Lockbox or Lockbox Account or any other Originator Collateral (except for (i) sales of inventory in the ordinary course of business or as otherwise expressly permitted by this Agreement or any of the other Related Documents, the Intercreditor Agreement or the Credit Facility and (ii) issuances or sales

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of capital Stock of the Originator, so long as, after giving effect to each such issuance or sale, no Change of Control shall have occurred and be continuing).

(b) Liens. The Originator shall not create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables or any of its other properties or assets (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 4.03(b) and other Permitted Encumbrances. In addition, the Originator shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of SFC as additional collateral for the recourse and indemnity obligations of the Originator to SFC hereunder, including those obligations set forth in Sections 4.02(o), 4.04 and 5.01, except as otherwise expressly permitted by this Agreement or any of the other Related Documents, the Intercreditor Agreement or the Credit Facility).

(c) Modifications of Receivables or Contracts. The Originator shall not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor.

(d) Sale Characterization. The Originator shall not make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Sold Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to SFC and (ii) with respect to the Transfer of each Contributed Receivable originated by it, as a contribution to the stated capital of SFC.

(e) Capital Structure and Business. The Originator shall not (i) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described on Schedule 4.01(h), including the issuance or recapitalization of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that changes to the Originator’s capital structure shall be permitted so long as such changes, individually and in the aggregate, do not constitute a Change in Control and the Originator gives SFC and the Administrative Agent notice of such changes; provided, however, that the Originator shall not be required to give notice to the Buyer and the Administrative Agent in connection with the issuance or exercise of stock options issued pursuant to the Originator’s stock option plans set forth on Schedule 4.01(h), (iii) amend, supplement or otherwise modify its certificate or articles of incorporation or bylaws in a manner that could have or result in a Material Adverse Effect or (iv) change its jurisdiction of incorporation or reincorporate except as permitted by Section 4.02(g). The Originator shall not engage in any business other than manufacturing, operational, logistics and distribution and related services in the computer and technology industry.

(f) Actions Affecting Rights. The Originator shall not (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); or (iii) fail to pay any tax, assessment, charge, fee or other obligation of the Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of SFC to and the sole record and beneficial

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ownership interest of SFC in the Transferred Receivables or, prior to their Transfer hereunder, the Originator’s right, title or interest therein.

(g) ERISA. The Originator shall not, nor shall the Originator cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

(h) Change to Credit and Collection Policies. The Originator shall not fail to comply with, and no change shall be made to, the Credit and Collection Policies without the prior written consent of SFC and the Operating Agent.

(i) Adverse Tax Consequences. The Originator shall not take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to SFC, the Purchaser or holders of the Commercial Paper who are residents of the United States of America to withholding taxation.

(j) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper allocable to SFC with the latest maturity has been indefeasibly paid in full in cash, the Originator shall not, directly or indirectly, institute or cause to be instituted against SFC any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Purchase Agreement.

SECTION 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by the Originator or SFC of any breach of any representation, warranty or covenant described in Sections 4.01, 4.02 or 4.03 (other than a representation, warranty or covenant relating to the absence of Dilution Factors or a representation, warranty or covenant as to a specific Transferred Receivable on any date after the Transfer Date with respect thereto), which breach is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the interests of SFC therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator having breached such representation, warranty or covenant may, at any time on any Business Day, or shall, if requested by notice from SFC, on the first Business Day following receipt of such notice, either (a) repurchase such Transferred Receivable from SFC for cash, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to SFC on such Business Day, or (c) make a capital contribution in cash to SFC by remitting the amount (the “Rejected Amount”) of such capital contribution to the Collection Account in accordance with the terms of the Purchase Agreement, in each case in an amount equal to the Billed Amount of such Transferred Receivable minus the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor (and upon the taking of such action by the Originator, such breach shall be deemed satisfied and SFC shall have no other remedy with respect thereto). Notwithstanding the foregoing, if any Receivable is not paid in full on account of any Dilution Factors, the Originator’s repurchase obligation under this Section 4.04 with respect to such Receivable shall be reduced by the amount of any such Dilution Factors taken into account in the calculation of the Sale Price therefor. Upon any such repurchase by the Originator, SFC shall, without any further action, be deemed to have reconveyed all of its right, title and interest in and to such Transferred Receivable to the Originator without recourse, representation or warranty.

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SFC shall, at the Originator’s expense, take any action the Originator may reasonably request to further evidence such reconveyance. The Originator shall promptly ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Lockbox Account.

ARTICLE V

INDEMNIFICATION

SECTION 5.01. Indemnification. Without limiting any other rights that SFC or any of its assigns and/or their respective officers, directors, employees, attorneys, agents or representatives (each, an “SFC Indemnified Person”) may have hereunder or under applicable law, the Originator hereby agrees to indemnify and hold harmless each SFC Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such SFC Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by the Originator of the Sale Price therefor; provided, that the Originator shall not be liable for any indemnification to an SFC Indemnified Person to the extent that any such Indemnified Amounts (a) result solely from such SFC Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) constitute recourse for uncollectible or uncollected Transferred Receivables, or (c) represent any income tax or franchise tax incurred by any SFC Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Originator shall pay on demand to each SFC Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Originator pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in SFC, or to Transfer to SFC, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a

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Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms but excluding discounts to, or other Dilution Factors that reduce, the Billed Amount thereof), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Originator acting as the Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of SFC;

(v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

(vi) any failure by the Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, whether at the time of any such Transfer or at any subsequent time;

(vii) any failure by the Originator (individually or as the Servicer) to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable, including the commingling of Collections with respect to Transferred Receivables by the Originator at any time with the funds of any other Person;

(viii) any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving an SFC Indemnified Person for which neither the Originator nor any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction;

(ix) any claim brought by any Person other than an SFC Indemnified Person arising from any activity by the Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables; or

(x) any check or other item of payment delivered to a Lockbox or deposited to a Lockbox Account and credited by the Originator in respect of a Receivable on or before the Closing Date, which check or other item of payment is returned unpaid or otherwise dishonored.

NO SFC INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

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ARTICLE VI

COLLATERAL SECURITY

SECTION 6.01. Security Interest. To secure the prompt and complete payment, performance and observance of any and all recourse and indemnity obligations of the Originator to SFC, including those set forth in Sections 4.02(o), 4.04, 5.01 and 7.14, and to induce SFC to enter into this Agreement in accordance with the terms and conditions hereof, the Originator hereby grants, assigns, conveys, pledges, hypothecates and transfers to SFC a Lien upon all of the Originator’s right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Originator (including under any trade names, styles or derivations of the Originator), and whether owned by or consigned by or to, or leased from or to, the Originator, and regardless of where located (all of which being hereinafter collectively referred to as the “Originator Collateral”):

(a) all accounts, inventory, general intangibles, investment property, chattel paper, documents, and instruments, whether or not specifically assigned to SFC;

(b) all books and records (including customer lists, credit files, computer programs, tapes, disks, data processing software and other related property and rights) pertaining to the foregoing;

(c) all monies, securities and other property now or hereafter in the possession or custody of, or in transit to, SFC, for any purpose (including safekeeping, collection or pledge), from or for the Originator, or as to which the Originator may have any right or power, and all of SFC’s credits and balances with the Originator existing at any time; and

(d) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, and substitutions and replacements for, each of the foregoing;

provided, that the Originator Collateral shall not include any items of property in which a Lien is not granted as a result of the terms of the Security Agreements delivered pursuant to the Credit Facility and provided further that any portion of the Originator Collateral may be sold, transferred, conveyed, assigned or otherwise disposed of, free and clear of the Lien granted hereunder, to the extent provided in the Credit Facility.

SECTION 6.02. Other Collateral; Rights in Receivables. Nothing contained in this Article VII shall limit the rights of SFC in and to any other collateral that may have been or may hereafter be granted to SFC by the Originator or any third party pursuant to any other agreement or the rights of SFC under any of the Transferred Receivables.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other

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communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 7.01), (c) one Business Day after deposit with a reputable overnight courier with all Charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided; provided, that each such declaration or other communication shall be deemed to have been validly delivered to the Administrative Agent under this Agreement upon delivery to the Administrative Agent in accordance with the terms of the Purchase Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than SFC) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

SECTION 7.02. No Waiver; Remedies. SFC’s failure, at any time or times, to require strict performance by the Originator of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of SFC thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Originator contained in this Agreement or any Receivables Assignment, and no breach or default by the Originator hereunder or thereunder, shall be deemed to have been suspended or waived by SFC unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of SFC and directed to the Originator specifying such suspension or waiver. SFC’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that SFC may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Originator Collateral shall not be required.

SECTION 7.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Originator and SFC and their respective successors and permitted assigns, except as otherwise provided herein. The Originator may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of SFC, the Purchasers and the Administrative Agent. Any such purported assignment, transfer, hypothecation or other conveyance by the Originator without the prior express written consent of SFC, the Purchasers and the Administrative Agent shall be void. The Originator acknowledges that, to the extent permitted under the Purchase Agreement, SFC

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may assign its rights granted hereunder, including the benefit of any indemnities under Article V and any of its rights in the Originator Collateral granted under Article VII, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of SFC hereunder and, to the extent permitted under the Purchase Agreement, may in turn assign such rights. The Originator agrees that, upon any such assignment, such assignee may enforce directly, without joinder of SFC, the rights set forth in this Agreement. All such assignees, including parties to the Purchase Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce SFC’s rights and remedies under, this Agreement to the same extent as if they were parties hereto. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Originator and SFC with respect to the transactions contemplated hereby and, except for the Purchasers and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement. The rights of the Purchasers and the Administrative Agent hereunder with respect to the “Lenders” and the “Agent” party to the Credit Facility are subject to the Intercreditor Agreement to the extent provided therein.

SECTION 7.04. Termination; Survival of Obligations.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by SFC under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Originator or the rights of SFC relating to any unpaid portion of any and all recourse and indemnity obligations of the Originator to SFC, including those set forth in Sections 4.02(o), 4.04, 5.01 and 7.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Originator, and all rights of SFC hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.02(o), 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 7.03, 7.12 and 7.14 shall be continuing and shall survive any termination of this Agreement.

SECTION 7.05. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 7.06.

SECTION 7.06. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by the Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Purchasers and the

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Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

SECTION 7.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE ORIGINATOR COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH PARTY’S RECEIPT THEREOF. EACH PARTY HERETO AGREES THAT “RECEIPT” OF ANY SUCH SUMMONS, COMPLAINT OR OTHER SERVICE OF PROCESS MAY BE

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EVIDENCED, WITHOUT LIMITATION, BY ANY OF THE FOLLOWING: 1) CONFIRMATION OF DELIVERY IN ANY FORM ISSUED BY THE UNITED STATES POSTAL SERVICE, 2) A DELIVERY CONFIRMATION IN THE FORM PROVIDED BY ANY NATIONALLY RECOGNIZED COURIER SERVICE OR 3) A RECEIPT SIGNED BY ANY EMPLOYEE, OFFICER, DIRECTOR OR INDEPENDENT CONTRACTOR OF THE PERSON RECEIVING SUCH NOTICE PHYSICALLY PRESENT AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HERETO. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.08. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

SECTION 7.09. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.10. Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 7.11. No Setoff. The Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Originator might have against SFC, any Purchaser or the Administrative Agent, all of which rights are hereby expressly waived by the Originator.

SECTION 7.12. Confidentiality.

(a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, the Originator and SFC agree to maintain the confidentiality of this

24

Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any SFC Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this

Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an SFC Indemnified Person.

(b) The Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of SFC and each Affected Party (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Originator shall consult with SFC and each Affected Party prior to the issuance of such news release or public announcement. The Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

SECTION 7.13. Further Assurances.

(a) The Originator shall, at its sole cost and expense, upon request of SFC, any Purchaser or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that SFC, any Purchaser or the Administrative Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of SFC of any Transferred Receivable or Originator Collateral held by the Originator or in which the Originator has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document, and (iii) transferring Originator Collateral to SFC’s possession if such Originator Collateral consists of chattel paper or instruments or if a Lien upon the Originator Collateral can be perfected only by possession, or if otherwise requested by SFC. The Originator hereby authorizes SFC, any Purchaser or the Administrative Agent to file any such financing or continuation statements without the signature of the Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Originator Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Originator Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to SFC immediately upon the Originator’s receipt thereof and promptly delivered to SFC.

(b) If the Originator fails to perform any agreement or obligation under this Section 7.13, SFC, any Purchaser or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of

25

SFC, such Purchaser or the Administrative Agent incurred in connection therewith shall be payable by the Originator upon demand of SFC, such Purchaser or the Administrative Agent.

SECTION 7.14. Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, the Originator agrees, jointly and severally, to pay on demand all costs and expenses incurred by SFC in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses of SFC’s counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and the Originator agrees, jointly and severally, to pay all costs and expenses, if any (including attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

26

IN WITNESS WHEREOF, the parties have caused this Receivables Transfer Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

SYNNEX INFORMATION TECHNOLOGIES, INC.

By:	/s/ SIMON Y. LEUNG

Name: Title:	Simon Y. Leung General Counsel and Corporate Secretary

3797 Spinnaker Court Fremont, California 94538 Facsimile No.: (510) 440-3777

SIT FUNDING CORPORATION

By:	/s/ DENNIS POLK

Name: Title:	Dennis Polk Senior Vice President of Corporate Finance and Chief Financial Officer

3797 Spinnaker Court Suite P Fremont, California 94538 Phone No.: (510) 668-3282 Facsimile No.: (510) 440-3777

Signature Page

to

Amended and Restated Transfer Agreement

EXHIBIT 2.01(a)

Form of

RECEIVABLES ASSIGNMENT

THIS RECEIVABLES ASSIGNMENT (the “Receivables Assignment”) is entered into as of August 30, 2002, by and between SYNNEX INFORMATION TECHNOLOGIES, INC. (“Synnex”) and SIT FUNDING CORPORATION (“SFC”).

1. We refer to that certain Amended and Restated Receivables Transfer Agreement (the “Transfer Agreement”) of even date herewith among Synnex and SFC. All of the terms, covenants and conditions of the Transfer Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Transfer Agreement shall be applied herein as defined or established therein.

2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Synnex hereby sells, or contributes, to SFC, without recourse, except as provided in Sections 4.02(o) and 4.04 of the Transfer Agreement, all of Synnex’s right, title and interest in, to and under all Transferred Receivables transferred from time to time by Synnex to SFC under the Transfer Agreement.

3. Subject to the terms and conditions of the Transfer Agreement, Synnex hereby covenants and agrees to sign, sell or contribute, as applicable, execute and deliver, or cause to be signed, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of SFC and at Synnex’s expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by SFC for the purpose of or in connection with acquiring or more effectively vesting in SFC or evidencing the vesting in SFC of the property, rights, title and interests of Synnex sold or contributed hereunder or intended to be sold or contributed hereunder.

4. Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

5. THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

SYNNEX INFORMATION TECHNOLOGIES, INC.	SIT FUNDING CORPORATION

By:	By:

Name:	Name:
Title:	Title:

EXHIBIT 2.01(c)

Form of

AMENDED AND RESTATED SUBORDINATED NOTE

$40,000,000	August 30, 2002

FOR VALUE RECEIVED, the undersigned, SIT FUNDING CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of SYNNEX INFORMATION TECHNOLOGIES, INC., a California corporation (the “Lender”), or its assigns, at 3797 Spinnaker Court, Fremont, California 94538, or at such other place as the holder of this Amended and Restated Subordinated Note (“Note”) may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of FORTY MILLION DOLLARS ($40,000,000), or, if less, the aggregate unpaid principal amount of all Subordinated Loans (as defined in the Transfer Agreement referred to below) made to the Borrower prior to the Termination Date (as defined in the Transfer Agreement referred to below), together with interest thereon from time to time from the Closing Date (as defined in the Transfer Agreement) at the rate shown in The Wall Street Journal as the “Prime Rate” on such date (the “Interest Rate”) on the unpaid principal amount of each Subordinated Loan for the period commencing on and including the date of such Subordinated Loan until but excluding the date such Subordinated Loan is paid in full.

The date, amount and interest rate of each Subordinated Loan made by the Lender to the Borrower, and each payment made by or on behalf of the Borrower on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof. The books of the Lender and such schedule shall be presumptive evidence of the amounts due and owing to the Lender by the Borrower; provided, that any failure of the Lender to record a notation in its books or on the schedule to this Note as aforesaid or any error in so recording shall not limit or otherwise affect the obligation of the Borrower to repay Subordinated Loans in accordance with their respective terms as set forth herein.

All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Amended and Restated Receivables Transfer Agreement of even date herewith (as the same may be subsequently amended, restated or otherwise modified, the “Transfer Agreement”) by and among the Borrower and the Lender. This Note is issued pursuant to the Transfer Agreement and is the Subordinated Note referred to therein. All of the terms, covenants and conditions of the Transfer Agreement and all other instruments evidencing the indebtedness hereunder, including the other Related Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

The Borrower may at any time and from time to time upon prior written notice to the Lender voluntarily repay, in whole or in part, all Subordinated Loans made hereunder. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, that all repayments of Subordinated Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment. Any such notice must be given in writing on or before the Business Day immediately preceding the day the proposed Subordinated Loan is to be repaid (which shall be a

Business Day). Each such notice of repayment shall specify the amount of Subordinated Loans to be repaid and the repayment date thereof.

Interest shall be payable on the outstanding principal amount of this Note from time to time in arrears on the first Business Day of each February, May, August and November. All computations of interest shall be made by the Lender on the basis of a 360 day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Interest Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date for calculation of the Interest Rate for the period from the Closing Date through the end of the first calendar month following the Closing Date, and (ii) as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month, and the Interest Rate so determined shall be utilized for such calendar month. Each determination by the Lender of an interest rate hereunder shall be final, binding and conclusive on the Borrower (absent manifest error). The Borrower shall pay interest at the applicable Interest Rate on unpaid interest on any Subordinated Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Interest Rate during such extension.

As set forth below, the indebtedness evidenced by this Note is subordinate in right of payment to all obligations of the Borrower under the Related Documents and all renewals, extensions, refinancings or refundings of any such obligations (whether for principal, interest (including but not limited to interest accruing after the filing of a petition initiating any bankruptcy, insolvency or receivership proceeding (each, an “Insolvency Proceeding”) whether or not such interest is allowed in such Insolvency Proceeding), fees, indemnities, repurchase price, expenses or otherwise) (collectively, the “Senior Obligations”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, any holder of a Senior Obligation, and may not be terminated, amended or otherwise revoked until the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms. Upon the occurrence and during the continuance of any Termination Event or Incipient Termination Event, the Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment of or security for all or any part of the indebtedness under this Note or exercise any remedies or take any action or proceeding to enforce the same. The Lender hereby agrees that prior to the date that is one year and one day after all of the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms, the Lender will not take any action to institute any Insolvency Proceeding in respect of the Borrower or which would be reasonably likely to cause the Borrower to be subject to, or seek the protection of, any such Insolvency Proceeding, provided that the Lender shall be permitted to become party to and participate in any Insolvency Proceeding that is initiated by any person other than one of its affiliates.

If the Borrower becomes subject to any Insolvency Proceeding, then the holders of the Senior Obligations shall receive payment in full of all amounts due or to become due on or with respect to the Senior Obligations before the Lender shall be entitled to receive any payment on account of this Subordinated Note. Accordingly, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, securities or other property, in any applicable Insolvency Proceeding, that would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Note, is hereby assigned to and shall be paid or delivered by the person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Obligations until such Senior Obligations shall have been indefeasibly paid in full in cash.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest rate of interest permissible under law (the “Maximum Lawful Rate”). In the event that a court of competent jurisdiction determines that Lender has charged or received interest hereunder in excess of the Maximum Lawful Rate, the amount of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided, that if at any time thereafter the amount of interest payable to Lender hereunder is less than the amount payable under the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of Subordinated Loans hereunder is equal to the total interest that Lender would have received had the amount of interest payable to Lender hereunder been (but for the operation of this paragraph) the amount of interest payable from the Closing Date. Thereafter, the amount of interest payable hereunder shall be the amount determined in accordance with the terms hereof unless and until the amount so calculated again exceeds the amount payable under the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the amount payable under the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Note, shall make a final determination that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal amount of the Subordinated Loans, then to fees and any other unpaid Charges, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.

Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

It is expressly understood and agreed by the Borrower that (i) the principal balance of this Note includes a portion of the Borrower’s indebtedness hitherto evidenced by that certain Subordinated Note dated as of December 19, 1997 in the aggregate maximum principal amount of $30,000,000 (the “Existing Note”), and (ii) to the extent such indebtedness is included in the principal balance of this Note, this Note (a) merely re-evidences such indebtedness, (b) is given in partial substitution for, and not in payment of, the Existing Note and (c) is in no way intended to constitute a novation of the Existing Note. The unpaid principal balance of the indebtedness hitherto evidenced by the Existing Note and now evidenced by this Note shall continue to be secured pursuant to the terms of the Transfer Agreement.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS NOTE, THE TRANSFER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

SIT FUNDING CORPORATION

By:

Name:
Title:

SCHEDULE OF LOANS TO SUBORDINATED NOTE

Schedule 4.01(b) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

Executive Offices; Collateral Locations; Corporate or Other Names; FEIN

Executive Offices		3797 Spinnaker Court
Fremont,California 94538

Collateral Locations

1.		3797 Spinnaker Court, Fremont, California
2.		42001 Christy Street, Fremont, California
3.		41893 Christy Street, Fremont, California
4.		41929 Christy Street, Fremont, California
5.		44400 Osgood Road, Fremont, California
6.		44460 Osgood Road, Fremont, California
7.		44540 Osgood Road, Fremont, California
8.		108-118 Brea Canyon Rd., City of Industry, CA1
9.		200 Best Friend Court, Suite 250 & 220, Norcross, Georgia[2]
10.		1850 Internationale Boulevard, Glendale Heights, Illinois
11.		1250 Valley Brook Avenue, Lyndhurst, New Jersey (lease terminates 9/30/02)
12.		165 Raritan Center Parkway, Edison, New Jersey[3]
13.		6505 SW 110th Court, Beaverton, Oregon[2]
14.		1041 East Butler Road, Greenville, South Carolina
15.		39 Pelham Ridge Drive, Greenville, South Carolina[4]
16.		4500 Mendenhall Road, Memphis, Tennessee
17.		660 N. Dorothy Drive, Suite 100, Dallas, Texas
18.		1860 South 4370 West, Salt Lake City, Utah[2]

Corporate. Fictitious and Other Names		SYNNEX Information Technologies, Inc.

	Federal Employer Identification Number	94-2703333

	California Corporate Number	C 1009313

[1]	New location, moved in June, lease effective July 15, 2002.
[2]	New location, established after the assets purchase from Supercom Communications Ltd. on July 27, 2001.
[3]	New location, lease effective August 1, 2002.
[4]	New location, purchased the building from Arrow Electronics on May 31, 2002.

Schedule 4.01(d) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

Litigation

CONFIDENTIAL

Litigation Pending as of August 15,2002 — SYNNEX Information Technologies, Inc

	Case Name/Location/Case No.	Nature of Law Suit	Firm Handling/Address
1	Acropolis Systems, Inc. and Tony Yeh vs. SYNNEX, Robert Huang, Kevin Chuang, Stephen Bowling Superior Court of California, Santa Clara County Case No.: CV803125	Complaint for violation of California securities laws; fraud/concealment; breach of written contract	Gidon Caine, Esq. Oppenheimer Wolff & Donnelly LLP 1400 Page Mill Road Palo Alto, CA 94304

2	In re Lexicon Systems Corporation vs. SYNNEX In the U.S. Bankruptcy Court Central District of California, Los Angeles Division Chapter 11 Case No LA 01-14524 BB Adv. Pro. No. AD 02-02315 BB	Preference action (1,078,190)	James L. Hsu, Esq. Jones, Day, Reavis & Pogue 555 West Fifth St., Suite 4600 Los Angeles, C 90013-1025

3	In re Red Post, LLC In the U.S. Bankruptcy Court for the District of Utah Chapter 11 Case No. 01-20579-GEC	SYNNEX’s recovery of a secured note ($1,000,000)	Greggory J. Savage, Esq. Holme, Roberts & Owen LLP 111 East Broadway, Suite 1100 Salt Lake City, UT 84111

4	Seanix Technology, Inc. vs. SYNNEX Canada Limited and SYNNEX Info, Technologies, Inc. Federal Court - Trial Division Toronto, Ontario, Canada Court File No. T-705-02	Claim of trademark infringement	Anthony Prenol, Esq. Blake, Cassels & Graydon 199 Bay Street, Box 25, Commerce Court West Toronto, Ontario M5L 1A9 Canada

6	SYNNEX vs. TelePlace, Inc. American Arbitration Association New York, New York Ref. #13 19900184 2	Breach of contract, breach of the covenants of good faith and fair dealing, fraudulent misrepresentation, etc.	Michael Mulé Wolf Haldenstein Alder Freeman & Hen, LLP 270 Madison Avenue New York, NY 10016

7	SYNNEX vs. Tony Ghanma Superior Court of California, County of Santa Clara Case No CV769043	Verified complaint on unconditional continuing guarantee ($1,500,137) Defendant went bankruptcy June 2002	Kenneth R. Van Vleck, Esq. Thoits, Love, Hershberger & McLean 245 Lytton Ave, Suite 300 Palo Alto, CA 94301-1426

Schedule 4.01(h) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

Ventures, Subsidiaries and Affiliates, Outstanding Stock

Ventures

None

Subsidiaries and Affiliates of SYNNEX Information Technologies, Inc

Name and Address of Subsidiary	State of Incorporation	Stock Outstanding	% of Ownership

ComputerLand Corporation 3797 Spinnaker Court Fremont, CA 94538 U.S.A.	California	100	100%

SYNNEX Information Technologies (UK) Ltd SYNNEX House Nedge Hill, Telford Ltd. Shropshire TF3 3AH U.K.	United Kingdom	3,000,000	100%

SYNNEX Information Technologies (China), Ltd Unit 06-12 Level 7, China World Tower 2 No.1, Jian Guo Men Wei Avenue Beijing 100004 P.R. China	China	No shares	100%

Schedule 4.01(h)

1

Name and Address of Subsidiary	State of Incorporation	Stock Outstanding	% of Ownership

SIT Corporation 3797 Spinnaker Court Fremont, CA 94538 USA	Delaware	1,000	100%

MiTAC Industrial Corporation 41968 Christy Street Fremont, CA 94538 USA	California	2,003,272	100%

SYNNEX Canada Limited 200 Ronson Drive Etobicoke, Ontario Canada	Ontario, Canada	1,000	100%

SYNNEX K.K. 3-2-5 Ueno Traito-ku Tokyo, 110-0005 Japan	Japan	5,270,000	81.97%

SYNNEX de Mexico, S.A .de C.V. Rio Lerma No. 198, Cuarto Piso Col. Cuauhtémoc, C.P. 06500 Mexico, Distrito Federal	Mexico	74,818	80%

SYNNEX Servicios, S.A. .de C.V. Rio Lerma No. 198, Cuarto Piso Col. Cuauhtémoc, C.P. 06500 Mexico, Distrito Federal	Mexico	50,000	99.99%

Schedule 4.01(h)

2

Name and Address of Subsidiary	State of Incorporation	Stock Outstanding	% of Ownership

License Online, Inc. 3797 Spinnaker Court Fremont, CA 94538	California	1,000	100%

SYNNEX Enterprises Limited 34/F., The Lee Gardens 33 Hysan Avenue Causeway Bay, Hong Kong	Hong Kong	2	100%

SYNNEX Information Technologies, Inc. 3797 Spinnaker Court Fremont, CA 94538	Delaware	1,000	100%

SLC Acquisition Corporation 3797 Spinnaker Court Fremont, CA 94538	Delaware	1,000	100%

Subsidiaries of SYNNEX K.K.

eDisty K.K. 3-2-5 Ueno Traito-ku Tokyo, 110-0005 Japan	Japan	1,000	80%

Schedule 4.01(h)

3

Subsidiaries of SYNNEX Information Technologies (China) Limited

Name and Address of Subsidiary	State of Incorporation	Stock Outstanding	% of Ownership

SYNNEX Software Technologies (HK) Ltd 34/F., The Lee Gardens 33 Hysan Avenue Causeway Bay, Hong Kong	Hong Kong	2	100%

Outstanding Stock of SYNNEX as of August 15,2002

Name of Holders	No. of Shares	Percentage

Silver Star Development Ltd.	24,394,048	55.24%
Peer Developments Ltd.	10,588,888	23.98%
Constant Holdings Ltd.	6,094,164	13.80%
Others	2,327,000	5.26%
Employee Option Exercises	756,020	1.71%

Total Stock Outstanding	44,160,120	100.00%

Outstanding Options of SYNNEX as of August 15,2002

	Authorized Shares	Issued and Outstanding

Options Granted in 1992	330,508	0
Options under 1993 Plan	10,800,000	1,907,258
Options under 1997 Plan (1)	13,000,000	3,824,338
Options under the Special Executive Plan	14,300,000	10,061,000

Total Options:		15,792,596
Available for Future Grants:	13,281,745

(1)	Includes options to purchase an aggregate of 80,000 shares granted to employees in U.K. and 53,000 shares granted to employees in China, fix which grants option paperwork has not been distributed.

Schedule 4.01(h)

4

Schedule 4.01(i) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

Tax Matters

None

Schedule 4.01(j) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

Intellectual Property

Infringement Claim

See item 4 of Schedule 4.01(d)

Schedule 4.01(m) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

ERISA Plans

SYNNEX Information Technologies, Inc

1.	1993 Stock Option Plan
2.	1997 Stock Option/Stock Issuance Plan
3.	Special Executive Stock Option\Stock Issuance Plan
4.	401(k)Plan
5.	Flexible Spending Section 125 Plan
6.	Standard medical, dental and vision insurance plans
7.	Life, accidental, death and dismemberment insurance; short term and long term disability plans

Domestic Subsidiaries of SYNNEX Information Technologies. Inc

1.	401(k)Plan
2.	Flexible Spending Section 125 Plan
3.	Standard medical, dental and vision insurance plans
4.	Life, accidental, death and dismemberment insurance; short term and long term disability plans

Schedule 4.01(t) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

Disbursement and Deposit Accounts

SYNNEX Information Technologies, Inc.

Bank/Financial Institution	Account Type/No.	Purpose

Bank of America 1850 Gateway Blvd. #5693, 3rd Floor Concord, CA 94520 Tel: 925-675-7389	Checking	Concentration account – captures all lockbox receipts, loan borrowings/ paydowns, and finding all checking/payroll accounts. End of the day balance swept to FundSweep account.

Bank of America 1850 Gateway Blvd. #5693, 3rd Floor Concord, CA 94520 Tel: 925-675-7389	Checking	Controlled disbursement account – Distribution

Bank of America 1850 Gateway Blvd. #5693, 3rd Floor Concord, CA 94520 Tel: 925-675-7389	Checking	Controlled disbursement account – Manufacturing

Bank of America 1850 Gateway Blvd. #5693, 3rd Floor Concord, CA 94520 Tel: 925-675-7389	Checking	Employee benefits account – for CIGNA and Probusiness to draw funds to settle medical claims and other employee benefits payments

Bank of America 1850 Gateway Blvd #5693, 3rd Fl. Concord, CA 94520 Tel 925-675-7389	Checking	Payroll account

Schedule 4.01(t)

1

Bank/Financial Institution	Account Type/No.	Purpose
Bank of America 1850 Gateway Blvd. #5693, 3rd Floor Concord, CA 94520 Tel: 925-675-7389	Checking	Checking and deposit account for License Online, Inc.

Charter National Bank and Trust 2200 West Higgins Road Hoffman Estates, IL 60195 Tel: 847-882-1000	Checking	Remote location checking – Illinois

The Bank of New York P.O. Box 6000 Mt. Vernon, NY 10558	Checking	Remote location checking – New Jersey

Carolina First Bank P.O. Box 1029 Greenville, SC 29602 Tel: 800-476-6400	Checking	Remote location checking – South Carolina

Wells Fargo Bank Northwest, N. A. 2115 5.3600 West West Valley City, UT 84120	Checking	Remote location checking – Utah

Bank of America 1228 S.W. Canyon Road Beaverton, OR 97005	Checking	Remote location checking – Oregon

Bank of America 5813 Jimmy Carter Blvd. Norcross, GA 30071	Checking	Remote location checking – Georgia

Bank of America 850 west Arapaho Road Richardson, TX 75080	Checking	Remote location checking – Texas

Bank of America 200 South Lemon Avenue Walnut, CA 91789	Checking	Remote location checking – Los Angeles

Schedule 4.01(t)

2

Bank/Financial Institution	Account Type/No.	Purpose
Bank of America 1850 Gateway Blvd. #5693, 3rd Floor Concord, CA 94520 Tel: 925-675-7389	Checking	Checking account for Gates/Arrow A/R deposit

Bank of America 1850 Gateway Blvd. #5693, 3rd Floor Concord, CA 94520 Tel: 925-675-7389	Investment	FundSweep account – sweeps surplus funds from concentration account for overnight investment.

Charles Schwab & Co., Inc. 38980 Paseo Padre Parkway Building G Fremont, CA 94538 Tel: 510-608-6004	Investment	Investments in marketable securities

Charles Schwab & Co., Inc. 38980 Paseo Padre Parkway Building G Fremont, CA 94538 Tel: 510-608-6004	Investment	Investments in marketable securities

Wells Fargo Bank 525 Market Street, 25 floor San Francisco, CA 94105	Investment	Certificate of deposit ($1,000,000), dated 10/19/01, maturity date 10/19/02

Wells Fargo Bank 525 Market Street, 25 Floor San Francisco, CA 94105	Investment	Certificate of deposit ($1,000,000), dated 1/25/02, maturity date 1/25/03

Bank of America 1850 Gateway Blvd. Concord, CA 9450	Investment	Certificate of deposit ($1,000,000), dated 8/1/02, maturity date 8/1/03

Bank of America 1850 Gateway Blvd. Concord, CA 9450	Investment	Certificate of deposit ($2,500,000), dated 8/8/02, maturity date 2/8/03

Schedule 4.01(t)

3

Schedule 4.02(g) to the Amended and Restated Receivables Transfer Agreement

by and among

SYNNEX Information Technologies, Inc.

and

SIT Funding Corporation

Trade Names

SYNNEX Information Technologies, Inc.

Schedule 4.03(b) to the Amended and Restated Receivables Transfer Agreement  by and among  SYNNEX Information Technologies, Inc.  and  SIT Funding Corporation

Existing Liens

Financing Statement on Form UCC-1 Regarding SYNNEX

Date of Filing	File No/State	Secured Party	Expiration Date
05/13/99	9913460526 California	Compaq Computer Corporation 20555 SH 249 Houston TX 77070	05/13/04
05/13/99	1905953 New Jersey	Compaq Computer Corporation 20555 SH 249 Houston TX 77070	05/13/04
07/17/02	0219860674 California	GE Capital Corp., as Agent 201 High Ridge Road Stamford, CT 06927	07/17/07
12/23/97	9736360786 California	GE Capital Corp., as Collateral Agent 201 High Ridge Road Stamford, CT 06927	12/23/02
12/23/97	9736360791 California	GE Capital Corp., as Collateral Agent 201 High Ridge Road Stamford, CT 06927	12/23/02
12/31/97	9800560713 California	GE Capital Corp., as Collateral Agent 201 High Ridge Road Stamford, CT 06927	12/31/02
12/22/97	9735761715 California	GE Capital Corporation, as Agent 210 High Ridge Road Stamford, CT 06927-5 100	12/23/02

Date of Filing	File No/State	Secured Party	Expiration Date
12/22/97	1808395 New Jersey	GE Capital Corp., as Collateral Agent 210 High Ridge Road Stamford, CT 06927-5100	12/22/02
12/22/97	1808397 New Jersey	GE Capital Corp., as Agent 210 High Ridge Road Stamford, CT 06927-5100	12/22/02
01/05/98	1809741 New Jersey	GE Capital Corp., as Collateral Agent 210 High Ridge Road Stamford, CT 06927-5100	01/05/03
12/22/97	003778147 Illinois	GE Capital Corp., Agent 210 High Ridge Road Stamford, CT 06927-5100	12/22/02
12/31/97	003780619 Illinois	GE Capital Corp., as Collateral Agent 210 High Ridge Road Stamford, CT 06927-5100	12/31/97
12/22/97	003778146 Illinois	GE Capital Corp., Collateral Agent 210 High Ridge Road Stamford, CT 06927-5100	12/22/02
01/02/98	162653C South Carolina	GE Capital Corporation 210 High Ridge Road Stamford, CT 06927-5100	01/02/03
12/22/97	152246C South Carolina	GE Capital Corporation 210 High Ridge Road Stamford, CT 06927-5100	12/22/02
12/22/97	160123C South Carolina	GE Capital Corporation 210 High Ridge Road Stamford, CT 06927-5100	12/22/02
12/22/97	155844C South Carolina	GE Capital Corporation 210 High Ridge Road Stamford, CT 06927-5100	12/22/02

2

Date of Filing	File No/State	Secured Party	Expiration Date
05/07/98	9812760908 California	Hewlett Packard Company 5301 Stevens Creek Blvd. Santa Clara, CA 95052	05/07/03
05/07/98	9812760912 California	Hewlett Packard Company 5301 Stevens Creek Blvd. Santa Clara, CA 95052	05/07/03
05/11/98	003847760 Illinois	Hewlett Packard Company 5301 Stevens Creek Blvd., 54U/DE Santa Clara, CA 95052	05/11/03
05/22/98	1837994 New Jersey	Hewlett Packard Company 5301 Stevens Creek Blvd., 54U/DE Santa Clara, CA 95052	05/22/03
02/22/02	0205660800 California	IBM Credit Corporation P.O. Box 5157 San Ramon, CA 94583	02/22/07
04/25/97	1763193 New Jersey	IBM Credit Corporation P.O. Box 5157 San Ramon, CA 94583	04/25/07
04/17/97	003678820 Illinois	IBM Credit Corporation P.O. Box 5157 San Ramon, CA 94583	04/17/07
04/09/97	9710460454 California	IBM Credit Corporation P.O. Box 5157 San Ramon, CA 94583	02/14/02
01/09/98	982-002303 Tennessee	GE Capital, as Agent 201 High Ridge Road Stamford, CT 06927	01/09/03
04/20/98	982-036201 Tennessee	IBM Credit Corporation P.O. Box 5157 San Ramon, CA 94583	04/20/03

3

SYNNEX Certificate of Deposit Securing Letter of Credit

Wells Fargo Bank 525 Market Street, 25 Boor San Francisco, CA 94105	Account Number	Certificate of deposit ($1,000,000), dated 10/19/01, maturity date 10/19/02

Wells Fargo Bank 525 Market Street, 25 Boor San Francisco, CA 94105	Account Number	Certificate of deposit ($1,000,000), dated 1/25/02, maturity date 1/25/03

Bank of America 1850 Gateway Blvd. Concord, CA 9450	Account Number	Certificate of deposit ($1,000,000), dated 8/1/02, maturity date 8/1/03

Bank of America 1850 Gateway Blvd. Concord, CA 9450	Account Number	Certificate of deposit ($2,500,000), dated 8/8/02, maturity date 2/8/03

4

EXECUTION COPY

ANNEX X

to

AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

and

AMENDED AND RESTATED RECEIVABLES PURCHASE AND SERVICING AGREEMENT

each dated as of

August 30, 2002

Definitions and Interpretation

SECTION 1. Definitions and Conventions. Capitalized terms used in the Transfer Agreements and the Purchase Agreement shall have (unless otherwise provided elsewhere therein) the following respective meanings:

“Accession Agreement” shall mean an Accession Agreement substantially in the form of Exhibit A to the Collateral Agent Agreement.

“Accounting Changes” shall mean, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred in by such Person’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

“Accrued Monthly Yield” shall mean, as of any date of determination within a Settlement Period, the sum of the Daily Yields for each day from and including the first day of the Settlement Period through and including such date.

“Accrued Servicing Fee” shall mean, as of any date of determination within a Settlement Period, the sum of the Servicing Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

“Accrued Unused Facility Fee” shall mean, as of any date of determination within a Settlement Period, the sum of the Unused Facility Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

“Accumulated Funding Deficiency” shall mean an “accumulated funding deficiency” as defined in Section 412 of the IRC and Section 302 of ERISA, whether or not waived.

“Additional Amounts” shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Purchase Agreement.

“Additional Costs” shall have the meaning assigned to it in Section 2.09(b) of the Purchase Agreement.

“Administrative Agent” shall have the meaning set forth in the Preamble of the Purchase Agreement.

“Administrative Services Agreement” shall mean that certain Administrative Services Agreement dated as of March 7, 2000, between Redwood and the Operating Agent.

“Adverse Claim” shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under a Transfer Agreement or the Purchase Agreement or any Lien created under the Collateral Agent Agreement.

“Affected Party” shall mean each of the following Persons: the Conduit Purchaser, the Committed Purchaser, the Liquidity Agent, each Liquidity Lender, the Operating Agent, the Administrative Agent, the Letter of Credit Agent, each Letter of Credit Provider, the Collateral Agent, the Depositary and each Affiliate of the foregoing Persons.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Services and Lease Agreement” shall mean that certain Ancillary Services and Lease Agreement dated as of December 19, 1997 between SFC and Synnex, pursuant to which Synnex agrees to provide office space and certain administrative and clerical services to SFC and to advance to SFC subordinated loans from time to time in an aggregate not to exceed $500,000 to satisfy SFC’s initial and ongoing administrative and operating expenses.

“Appendices” shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

“Applicable Purchaser” shall mean (i) prior to the occurrence of a Committed Purchaser Funding Event, the Conduit Purchaser, and (ii) on and after the occurrence of a Committed Purchaser Funding Event, the Committed Purchaser.

“Approved Receivable” shall mean, (a) all Receivables originated by an Originator and (b) those Receivables originated by another Person and subsequently acquired by an Originator that have been approved in writing by the Administrative Agent.

“Authorized Officer” shall mean, with respect to any corporation, the Chairman or Vice-Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents on behalf of such corporation in connection with the transactions contemplated by the Transfer Agreements, the Purchase Agreement and the other Related Documents.

“Availability” shall mean, as of any date of determination, the amount equal to the lesser of: (a) (i) the Investment Base multiplied by the Purchase Discount Rate, minus (ii) the Yield Discount Amount, and (b) the Maximum Purchase Limit.

“Available LOC Percentage” shall mean ten percent (10%); provided, that the Available LOC Percentage may be changed at any time by the Operating Agent in the exercise of its reasonable business judgment, and, in the case of a decrease only, upon satisfaction of the Rating Agency Condition with respect thereto.

“Bankruptcy Code” shall mean the provisions of title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Billed Amount” shall mean, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.

“Billing Date” shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated.

“Breakage Costs” shall have the meaning assigned to it in Section 2.10 of the Purchase Agreement.

“Bringdown Certificate” shall mean an Officer’s Certificate substantially in the form of Exhibit 3.01(a)(ii) to the Purchase Agreement.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of California.

“Capital Investment” shall mean, as of any date of determination with respect to any Purchaser, the amount equal to (a) the aggregate deposits made by such Purchaser to the Collection Account pursuant to Section 2.04(b)(i) of the Purchase Agreement on or before such date, plus (b) in the case of the Committed Purchaser only, any amounts advanced by the Committed Purchaser to the Conduit Purchaser under the LAPA in respect of Capital Investment when purchasing the Transferred Receivables owned by the Conduit Purchaser, minus (c) in the case of the Conduit Purchaser only, any amounts advanced by the Committed Purchaser to the Conduit Purchaser under the LAPA in respect of Capital Investment when purchasing the Transferred Receivables owned by the Conduit Purchaser, minus (d) the sum of all amounts disbursed to such Purchaser in reduction of Capital Investment pursuant to Sections 6.02, 6.03, 6.04 or 6.05 of the Purchase Agreement on or before such date.

“Capital Investment Available” shall mean, as of any date of determination, the amount, if any, by which Availability exceeds Capital Investment, in each case as of the end of the immediately preceding day.

“Capital Investment Shortfall” shall mean, for any day with respect to which the Deferred Purchase Price Adjustment for the immediately preceding day was greater than zero and was not satisfied, the amount, if any, by which the Deferred Purchase Price Adjustment exceeded the amount of Collections on deposit in the Capital Investment Sub-Account after disbursement of any amounts pursuant to Sections 6.03(c)(i) and (ii) of the Purchase Agreement, in each case as of the end of the immediately preceding day.

“Capital Investment Sub-Account” shall mean that certain sub-account of the Collection Account designated as such.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP,

would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Purchase Price” shall mean, as of any Purchase Date, the amount distributable to the Seller pursuant to Section 6.03(c)(v) of the Purchase Agreement.

“Change of Control” shall mean any event, transaction or occurrence as a result of which (a) the Mitac Group shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of outstanding capital Stock of each Originator on a fully diluted basis; provided, however that if Synnex completes a public offering of its capital stock, a “Change of Control” pursuant to this clause (a) shall not occur unless the Mitac Group shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with ownership of at least forty percent (40%) of the outstanding capital Stock of all classes of each Originator on a fully diluted basis, (b) Synnex shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Seller, or (c) any Originator has sold, transferred, conveyed, assigned or otherwise disposed of all or substantially all of its assets.

“Charges” shall mean (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on Transferred Receivables or any other Seller Collateral or any other property of either Originator and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of either Originator or the Seller.

“Closing Date” shall mean August 30, 2002.

“Collateral Account” shall mean that certain segregated deposit account established by the Administrative Agent and maintained with the Depositary designated as the “Redwood Receivables Corporation  –  Collateral Account,” account number 24596, ABA No. 021 001 033, or such other account as may be designated in writing by the Administrative Agent.

“Collateral Agent” shall mean GE Capital, in its capacity as collateral agent for the Conduit Purchaser and the Conduit Purchaser Secured Parties pursuant to the Collateral Agent Agreement.

“Collateral Agent Agreement” shall mean that certain Third Amended and Restated Collateral Agent and Security Agreement dated as of March 7, 2000, among Redwood, the Depositary and GE Capital, in its capacities as (a) the Collateral Agent, (b) the Operating Agent, (c) the Liquidity Agent and (d) the Letter of Credit Agent

“Collection Account” shall mean that certain segregated deposit account established by the Purchaser and maintained with the Depositary designated as the “Redwood

Receivables Corporation – Collection Account (Synnex),” account number 01419647, ABA No. 021 001 033, or such other account established in accordance with the requirements set forth in Section 6.01(b)(iii) of the Purchase Agreement.

“Collections” shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible).

“Commercial Paper” shall mean those certain short-term promissory notes issued by the Conduit Purchaser (or, with respect to the Committed Purchaser, by GE Capital), from time to time in the United States of America commercial paper market.

“Committed Purchaser” shall mean GE Capital, its successors and assigns.

“Committed Purchaser Daily Yield” means, for any day, the product of (i) the sum of the Committed Purchaser Daily Yield Rate for such day, plus the Daily Margin on such day, plus, if a Termination Event has occurred and is continuing, the Daily Default Margin, multiplied by (ii) the Committed Purchaser’s Capital Investment outstanding on such day.

“Committed Purchaser Daily Yield Rate” means, for any day during a Settlement Period, (a) the weighted average Committed Purchaser Yield Rates applicable to the Committed Purchaser’s Capital Investment on such day, weighted by outstanding Capital Investment, divided by (b) 360.

“Committed Purchaser Expiry Date” shall mean August 29, 2003 (as such date may be extended for additional periods not to exceed 364 days from time to time upon the written agreement of the Conduit Purchaser, the Administrative Agent and the Committed Purchaser).

“Committed Purchaser Funding Event” shall mean the occurrence of a Redwood Termination Date, but only if both (i) no Termination Event has occurred and is continuing, and (ii) the Committed Purchaser Expiry Date has not occurred.

“Committed Purchaser Yield Rate” means, with respect to any portion of the Committed Purchaser’s Capital Investment on any day during a Settlement Period, the LIBOR Rate for such Settlement Period.

“Commitment Reduction Notice” shall have the meaning assigned to it in Section 2.02(a) of the Purchase Agreement.

“Commitment Termination Notice” shall have the meaning assigned to it in Section 2.02(b) of the Purchase Agreement.

“ComputerLand” shall mean ComputerLand Corporation, a California corporation.

“Concentration Discount Amount” shall mean, with respect to any Obligor and as of any date of determination after giving effect to all Eligible Receivables to be transferred on such date, the amount by which the Outstanding Balance of Eligible Receivables owing by such Obligor exceeds (i) three percent (3%) multiplied by (ii) the Outstanding Balance of all Eligible Receivables on such date; provided, that, (a) with respect to PlanetGov, Inc., the percentage referenced in clause (i) above shall be five percent (5%) rather than three percent (3%), (b) with respect to IBM Credit Corporation and Deutsche Financial Services, the percentage referenced in clause (i) above shall be fifteen percent (15%) rather than three percent (3%) if and so long as (1) the current public rating of such Obligor’s senior, unsecured and unguaranteed short-term indebtedness is not less than A-1 by S&P and P-1 by Moody’s and (2) the current public rating of such Obligor’s senior, unsecured and unguaranteed long-term indebtedness is not less than A- by S&P and A3 by Moody’s, (c) with respect to Sun Microsystems, Inc., the percentage referenced in clause (i) above shall be ten percent (10%) rather than three percent (3%) if and so long as Sun Microsystems, Inc.’s senior, unsecured and unguaranteed (x) short-term indebtedness has been rated not less than A-2 by S&P and (y) either (A) short-term indebtedness has been rated not less than P-2 by Moody’s or (B) long-term indebtedness has been rated not less than BBB by S&P or Baa2 by Moody’s, (d) with respect to Best Buy, Co., Inc. the percentage referenced in clause (i) above shall be ten percent (10%) rather than three percent (3%) if and so long as Best Buy, Co., Inc.’s senior, unsecured and unguaranteed long-term indebtedness has been rated not less than BBB- by S&P and Baa3 by Moody’s, (e) with respect to Dell, the percentage referenced in clause (i) above shall be fifteen percent (15%) rather than three percent (3%) if and so long as Dell’s senior, unsecured and unguaranteed long-term indebtedness has been rated not less than BBB+ by S&P and Baa1 by Moody’s and (f) with respect to TransAmerica Corporation, the percentage referenced in clause (i) above shall be five percent (5%) rather than three percent (3%).

The percentage referenced in clause (i) with respect to any Obligor (including PlanetGov, Inc., TransAmerica Corporation, Dell, Best Buy, Co., Inc., Sun Microsystems, Inc., IBM Credit Corporation and Deutsche Financial Services) may be changed at any time in the reasonable business judgment of the Administrative Agent and, in the case of an increase only, upon satisfaction of the Rating Agency Condition with respect thereto. It is hereby understood and agreed that the Concentration Discount Amount for IBM Credit Corporation and Deutsche Financial Services (each, a “Floorplan Obligor”) shall be determined without duplication of the Concentration Discount Amount for each Obligor financed by such Floorplan Obligor.

“Conduit Purchaser” shall mean Redwood and its assigns.

“Conduit Purchaser Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the CP Holders, the Depositary, the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent, the Letter of Credit Providers and the Operating Agent.

“Contract” shall mean any agreement (including any invoice) pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

“Contributed Receivables” shall have the meaning assigned to it in Section 2.01(d) of each Transfer Agreement.

“CP Holder” shall mean any Person that holds record or beneficial ownership of Commercial Paper.

“Credit and Collection Policies” shall mean the credit, collection, customer relations and service policies of the Originators in effect on the Closing Date, as the same may from time to time be amended, restated, supplemented or otherwise modified with the written consent of the Administrative Agent.

“Credit Facility” shall mean that certain Amended and Restated Credit Agreement dated as of July 9, 2002, among Synnex, as borrower, the lenders party thereto and GE Capital, as agent for itself and the other lenders party thereto, and the other loan documents executed in connection therewith, together with such amendments, restatements, supplements or modifications thereto or any refinancings, replacements or refundings thereof as may be agreed to by the Purchasers and the Administrative Agent.

“Daily Default Margin” shall mean, for any day on which a Termination Event has occurred and is continuing, two percent (2.0%) divided by 360.

“Daily Margin” shall mean, for any day, the Per Annum Daily Margin on such day divided by 360.

“Daily Yield” means, for any day, the sum of (a) the Redwood Daily Yield for such day, and (b) the Committed Purchaser Daily Yield for such day.

“Daily Yield Rate” shall mean the Redwood Daily Yield Rate or the Committed Purchaser Daily Yield Rate, as the case may be.

“Dealer” shall mean any dealer party to a Dealer Agreement.

“Dealer Agreement” shall mean any dealer agreement entered into by Redwood for the distribution of Commercial Paper.

“Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all liabilities of such Person under Title IV of ERISA, (i) all Guaranteed Indebtedness of such Person, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (k) the “Obligations,” as that term is defined in the Credit Facility and (l) the Seller Secured Obligations.

“Defaulted Receivable” shall mean any Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 90 days after its Maturity Date, (b) with respect to which the Obligor thereunder has taken any action, or suffered any event to occur, of the type described in Sections 9.01(c) or 9.01(d) of the Purchase Agreement or (c) that otherwise is determined to be uncollectible and is written off in accordance with the Credit and Collection Policies.

“Default Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

(a) (i) the average of the respective Outstanding Balances of all Transferred Receivables which constituted Defaulted Receivables as of the last day of the three Settlement Periods immediately preceding such date, plus (ii) without duplication, the aggregate Outstanding Balance of Transferred Receivables that were written off as uncollectible during such Settlement Periods to

(b) the aggregate original Outstanding Balances of all Transferred Receivables created in the fifth, sixth and seventh Settlement Periods immediately preceding such date.

“Deferred Purchase Price” shall mean, as of any Purchase Date, the amount equal to (a) the Outstanding Balance of Transferred Receivables to be purchased multiplied by (b) the Deferred Purchase Price Rate, in each case as of such date.

“Deferred Purchase Price Adjustment” shall mean, as of any date of determination during the Revolving Period, the amount (positive or negative) equal to (a)(i)(A) the Deferred Purchase Price Rate as of the last day on which a Deferred Purchase Price Adjustment was calculated, minus (B) the Deferred Purchase Price Rate as of such date of determination; multiplied by (ii)(A) the aggregate Outstanding Balance of Transferred Receivables as of the end of the last day on which a Deferred Purchase Price Adjustment was calculated, minus (B) Collections received from the end of the last day on which a Deferred Purchase Price Adjustment was calculated through and including the end of the day immediately preceding such date of determination, minus (C)(1) the aggregate Outstanding Balance of Transferred Receivables that became Defaulted Receivables, plus (2) Dilution Factors, in each case from the beginning of the last day on which a Deferred Purchase Price Adjustment was calculated through and including the end of the day immediately preceding such date of determination, minus (b) the Deferred Purchase Price Shortfall, if any, plus (c) the Capital Investment Shortfall, if any.

“Deferred Purchase Price Collections” shall mean, as of any date of determination, the amount equal to (a)(i) Collections received during the immediately preceding day, minus (ii) amounts disbursed to the Retention Account pursuant to Section 6.03(a)(i) of the

Purchase Agreement for the immediately preceding day, multiplied by (b) the Deferred Purchase Price Rate as of such date of determination.

“Deferred Purchase Price Outstanding” shall mean, as of any date of determination, the amount equal to (a) the Outstanding Balance of Transferred Receivables as of the end of the immediately preceding day, multiplied by (b) the Deferred Purchase Price Rate as of such date.

“Deferred Purchase Price Rate” shall mean, (a) as of any date of determination during the Revolving Period, a fraction (expressed as a percentage) (i) the numerator of which equals the Outstanding Balance of Transferred Receivables minus Availability, in each case as of the end of the immediately preceding day, and (ii) the denominator of which equals the Outstanding Balance of Transferred Receivables as of the end of the immediately preceding day; or (b) for any day from and after the Facility Termination Date, the Deferred Purchase Price Rate calculated according to clause (a) above for the Facility Termination Date.

“Deferred Purchase Price Shortfall” shall mean, for any day with respect to which the Deferred Purchase Price Adjustment for the immediately preceding day was less than zero and was not satisfied, the amount, if any, by which the Deferred Purchase Price Adjustment exceeded the amount of Collections on deposit in the Deferred Purchase Price Sub-Account after disbursement of any amounts pursuant to Sections 6.03(b)(i) and (ii) of the Purchase Agreement, in each case as of the end of the immediately preceding day.

“Deferred Purchase Price Sub-Account” shall mean that certain sub-account of the Collection Account designated as such.

“Delinquency Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

(a) the average of the respective Outstanding Balances of all Transferred Receivables which constituted Delinquent Receivables as of the last day of the three Settlement Periods immediately preceding such date to

(b) the aggregate original Outstanding Balances of all Transferred Receivables created in the fourth, fifth and sixth Settlement Periods immediately preceding such date.

“Delinquent Receivable” shall mean any Receivable, other than a Defaulted Receivable, with respect to which any payment, or part thereof, remains unpaid for more than 60 days past its Maturity Date.

“Dell” shall mean Dell Computer Corporation, a Delaware corporation.

“Depositary” shall mean Bankers Trust Company, or any other Person designated as the successor Depositary pursuant to and in accordance with the terms of the Depositary Agreement, in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper.

“Depositary Agreement” shall mean that certain Depositary Agreement dated March 15, 1994, by and between Redwood and the Depositary and consented to by the Liquidity Agent.

“Dilution Factors” shall mean, with respect to any Receivable, any net credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), warehouse and other allowances, disputes, setoffs, chargebacks, defective returns, other returned or repossessed goods, inventory transfers, allowances for early payments and other similar allowances that are reflected on the books of the Originators and made or coordinated with the usual practices of the Originators; provided, that any allowances or adjustments in accordance with the Credit and Collection Policies made on account of the insolvency of the Obligor thereunder or such Obligor’s inability to pay shall not constitute a Dilution Factor.

“Dilution Funded Amount” shall mean, as of any date of determination, the amount equal to (a)(i)(A) the Outstanding Balance of Transferred Receivables that have become Defaulted Receivables on or before the end of the immediately preceding day, plus (B) other non-cash reductions of the Outstanding Balance of Transferred Receivables occurring during the immediately preceding day, multiplied by (ii) 100% minus the Deferred Purchase Price Rate as of such date of determination, plus (b) the Dilution Funded Amount Shortfall, if any, as of such date of determination.

“Dilution Funded Amount Shortfall” shall mean, as of any date of determination, the amount, if any, by which (a) the Dilution Funded Amount exceeds (b) the amount, if any, by which Deferred Purchase Price Collections exceeds the amount calculated in accordance with Section 6.03(b)(i) of the Purchase Agreement.

“Dilution Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

(a) the aggregate Dilution Factors during the first Settlement Period immediately preceding such date to

(b) the aggregate Billed Amount of all Transferred Receivables originated during the second Settlement Period immediately preceding such date.

“Dilution Reserve Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

[(ADR x 2.00) + [(HDR – ADR) x HDR] ] x DILHOR ADR NRPB
where:

ADR =	the average of the respective Dilution Ratios as of the last day of the 12 Settlement Periods immediately preceding such date.

HDR =	the highest Dilution Ratio during the 12 Settlement Periods immediately preceding such date.

DILHOR =	the sum of (a) the aggregate Billed Amount of Eligible Receivables originated during the first Settlement Period immediately preceding such date, plus (b) one-half of the aggregate Billed Amount of Eligible Receivables originated during the second Settlement Period immediately preceding such date.

NRPB =	the Outstanding Balance of Eligible Receivables as of the last day of the first Settlement Period immediately preceding such date.

Notwithstanding the foregoing, the Dilution Reserve Ratio may be changed at any time by the Administrative Agent, in the exercise of its reasonable business judgment, and, in the case of a decrease only, upon satisfaction of the Rating Agency Condition with respect thereto.

“Dollars” or “$” shall mean lawful currency of the United States of America.

“Dynamic Purchase Discount Rate” shall mean, as of any date of determination, the rate equal to (a) 100% minus (b) the sum of (i) the Loss Reserve Ratio plus (ii) the Dilution Reserve Ratio, plus (c) the Available LOC Percentage.

“Election Notice” shall have the meaning assigned to it in Section 2.01(d) of each Transfer Agreement.

“Eligible Receivable” shall mean, as of any date of determination, a Transferred Receivable:

(a) that is not a liability of an Excluded Obligor;

(b) that is not a liability of an Obligor (i) organized under the laws of any jurisdiction outside of the United States of America or (ii) having its principal place of business outside of the United States of America;

(c) that is only denominated and payable in Dollars in the United States of America;

(d) that is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract therefor or otherwise;

(e) that is not a Delinquent Receivable or a Defaulted Receivable;

(f) that does not represent “billed but not yet shipped” goods or merchandise, unperformed services, consigned goods or “sale or return” goods and does not arise from a transaction for which any additional performance by the applicable Originator, or acceptance by or other act of the Obligor thereunder or any other Person, remains to be performed as a condition to any payments on such Receivable;

(g) as to which the representations and warranties of Sections 4.01(v)(ii)-(iv) of the applicable Transfer Agreement are true and correct in all respects as of the Transfer Date therefor;

(h) that is not the liability of an Obligor that has any claim of a material nature against or affecting either Originator or the property of either Originator; provided, that, claims which arise in the ordinary course of business and are properly reflected in contra accounts on the books and records of the Originators, the Purchaser and the Servicer shall not cause an otherwise Eligible Receivable to become ineligible under this paragraph (h) but shall instead cause a reduction in the Outstanding Balance of such Eligible Receivables for all computational purposes under the Related Documents;

(i) that is a true and correct statement of a bona fide indebtedness incurred in the amount of the Billed Amount of such Receivable for merchandise sold to or services rendered and accepted by or on behalf of the Obligor thereunder or, in the case of a Financing Receivable, a third party financed by the Obligor thereunder;

(j) that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;

(k) that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;

(l) that is entitled to be paid pursuant to the terms of the Contract therefor, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification by either Originator;

(m) with respect to which the applicable Originator has submitted all necessary documentation for payment to the Obligor thereunder and has fulfilled all of its other obligations in respect thereof;

(n) the stated term of which, if any, is not greater than 60 days after its Billing Date except with respect to Financing Receivables, the stated term of which is not greater then (i) thirty days after its Billing Date at any time during the sixty-day period immediately following the Closing Date, and (ii) ten days after its Billing Date at any time thereafter;

(o) that does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that could have a material adverse effect on the collectibility, value or payment terms of such Receivable;

(p) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

(q) with respect to which the Obligor thereunder is not: (i) bankrupt or insolvent, (ii) unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding;

(r) that is an “account” (and is not evidenced by a promissory note or other instrument and is not chattel paper) within the meaning of the UCC of the jurisdictions in which each of the Originators and the Seller are organized;

(s) that is payable solely and directly to the applicable Originator and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to the extent that payment thereof may be made to the Collection Account or otherwise as directed pursuant to Article VI of the Purchase Agreement;

(t) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

(u) that is created through the provision of merchandise, goods or services by the applicable Originator in the ordinary course of its business in a current transaction to or for the benefit of the Obligor thereunder or, in the case of a Financing Receivable, to a third party financed by the Obligor thereunder;

(v) that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a “cash on delivery” basis;

(w) with respect to which, if such Receivable is a Financing Receivable or a Floorplan Financed Receivable, the Obligor under such Financing Receivable or the related Financing Receivable, respectively, has entered into an intercreditor agreement with GE Capital, Redwood, Synnex and SFC, in form and substance satisfactory to the Administrative Agent, the Purchasers and the agent under the Credit Facility; and

(x) that complies with such other criteria and requirements as the Administrative Agent may from time to time specify to the Seller or the Originators upon 10 days’ prior written notice or, if so required by any Rating Agency, upon such notice as may be specified by such Rating Agency.

“Environmental Laws” shall mean all Federal, state and local and foreign laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) (“CERCLA”); the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) (“RCRA”); the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Sections 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 et seq.) (“OSHA”); and the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Permits” shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to either Originator, any trade or business (whether or not incorporated) that, together with such Originator, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” shall mean, with respect to either Originator or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of such Originator or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of such Originator or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by such Originator or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section

4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status.

“ESOP” shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Servicer Termination” shall have the meaning assigned to it in Section 9.02 of the Purchase Agreement.

“Excluded Obligor” shall mean any Obligor (a) that is an Affiliate of either Originator or the Seller, (b) that is a Governmental Authority, (c) with respect to which 50% or more of the aggregate Outstanding Balance of all Receivables owing by such Obligor are Delinquent Receivables or Defaulted Receivables, or (d) listed on Annex 2 to the Purchase Agreement as revised from time to time pursuant to a letter in the form of Exhibit A thereto.

“Facility Termination Date” shall mean the earliest of (a) the date so designated pursuant to Section 9.01 of the Purchase Agreement, (b) 90 days prior to the Final Purchase Date, (c) 90 days prior to the date of termination of the Maximum Purchase Limit specified in a notice from the Seller to the Purchaser delivered pursuant to and in accordance with Section 2.02(b) of the Purchase Agreement, and (d) two (2) Business Days prior to the occurrence of the Committed Purchaser Expiry Date.

“Fair Labor Standards Act” shall mean the provisions of the Fair Labor Standards Act, 29 U.S.C. § § 201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean that certain letter agreement dated August 30, 2002, between the Seller, the Administrative Agent and the Purchasers.

“Final Purchase Date” shall mean the fifth anniversary of the Closing Date.

“Financing Receivable” shall mean a Receivable which evidences the obligation of an Obligor to pay the purchase price of merchandise, goods or services which are neither purchased nor deemed purchased by such Obligor.

“Floorplan Financed Receivable” shall mean a Receivable which evidences the obligation of an Obligor to pay the purchase price of merchandise, goods or services purchased or deemed purchased by such Obligor and with respect to which a corresponding Financing Receivable has been created.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Section 2(a) of this Annex X.

“GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

“General Trial Balance” shall mean, with respect to either Originator and as of any date of determination, such Originator’s accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to SFC.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Incipient Servicer Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

“Incipient Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

“Indemnified Amounts” shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

“Indemnified Taxes” shall have the meaning assigned to it in Section 2.08 of the Purchase Agreement.

“Independent Accounting Firm” shall mean any of (i) Deloitte & Touche LLP, (ii) Ernst & Young LLP, (iii) KPMG LLP or (iv) PricewaterhouseCoopers LLP or any of their respective successors so long as such successor is one of the four largest United States accounting firms; provided, that such firm is independent with respect to Synnex within the meaning of the Securities Act of 1933, as amended.

“Index Rate” shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans at large U.S. money center commercial banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Purchase Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of December 19, 1997, entered into by and among the Originators, the Seller, the Purchaser and GE Capital, in various capacities.

“Investment Base” shall mean, as of any date of determination, the amount equal to the Outstanding Balance of Eligible Receivables minus the Reserves with respect thereto plus, for purposes of determining the “Funding Base” under the Collateral Agent Agreement, at any time after the Facility Termination Date, the aggregate Outstanding Balance of Delinquent Receivables, as disclosed in the most recently submitted Investment Base Certificate or as otherwise determined by the Purchasers or the Administrative Agent based on Seller Collateral information available to any of them, including any information obtained from any audit or from any other reports with respect to the Seller Collateral, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Investment Base Certificate” shall have the meaning assigned to it in Section 2.03(a) of the Purchase Agreement.

“Investment Company Act” shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. § § 80a et seq., and any regulations promulgated thereunder.

“Investment Reports” shall mean the reports with respect to the Transferred Receivables and the Seller Collateral referred to in Annex 5.02(b) to the Purchase Agreement.

“Investments” shall mean, with respect to any Seller Deposit Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

“IRC” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder, and any successors thereto.

“IRS” shall mean the Internal Revenue Service.

“LAPA” shall mean that certain Amended and Restated Liquidity Loan and Asset Purchase Agreement dated as of August 30, 2002, among Redwood and GE Capital, in its capacities as (a) the Administrative Agent, (b) the Collateral Agent and Operating Agent for Redwood, (c) the initial Liquidity Lender, (d) the Liquidity Agent, and (e) the Committed Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“Letter of Credit” shall mean that certain Irrevocable Letter of Credit No. RRC-3 dated March 7, 2000, issued by the Letter of Credit Providers at the request of Redwood in favor of the Collateral Agent pursuant to the Letter of Credit Agreement.

“Letter of Credit Agent” shall mean GE Capital, in its capacity as agent for the Letter of Credit Providers under the Letter of Credit Agreement.

“Letter of Credit Agreement” shall mean that certain Third Amended and Restated Letter of Credit Reimbursement Agreement dated as of March 7, 2000, among Redwood, the Letter of Credit Agent, the Letter of Credit Providers and the Collateral Agent.

“Letter of Credit Providers” shall mean, initially, GE Capital, in its capacity as issuer of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and permitted assigns in such capacity.

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Rate” shall mean for each Settlement Period, a rate of interest determined by the Administrative Agent equal to:

(a) the offered rate for deposits in United States Dollars for the applicable Settlement Period which appears on Reuters Libor Screen 01 and Libor Screen 02 as of 11:00 a.m., London time, on the second full LIBOR Business Day preceding the first day of each Settlement Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such Settlement Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board which are required to be maintained by a member bank of the Federal Reserve System;

provided, that if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for the Committed Purchaser to agree to make or to make or to continue to fund or maintain any Purchases or Capital Investment at the LIBOR Rate,

then, unless the Committed Purchaser is able to make or to continue to fund or to maintain such Purchases or Capital Investment at another branch or office of the Committed Purchaser without, in the Committed Purchaser’s opinion, adversely affecting it or its Capital Investment or the income obtained therefrom, the LIBOR Rate shall in all such cases be equal to the Index Rate.

If such interest rates shall cease to be available from Reuters, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and the Seller.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Liquidity Agent” shall mean GE Capital, in its capacity as agent for the Liquidity Lenders pursuant to the LAPA.

“Liquidity Lenders” shall mean, collectively, GE Capital and any other provider of Liquidity Loans under the LAPA.

“Liquidity Loans” shall mean any and all borrowings by Redwood under the LAPA.

“Litigation” shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“LOC Draw” shall mean any draw under the Letter of Credit.

“Lockbox” shall have the meaning assigned to it in Section 6.01(a)(ii) of the Purchase Agreement.

“Lockbox Account” shall mean any segregated deposit account established by the Seller for the deposit of Collections pursuant to and in accordance with Section 6.01(a) of the Purchase Agreement.

“Lockbox Agreement” shall mean any agreement among the Originators, the Seller, GE Capital, as agent, and a Lockbox Bank with respect to a Lockbox and Lockbox Account that provides, among other things, that (a) all items of payment deposited in such Lockbox and Lockbox Account are held by such Lockbox Bank as custodian for GE Capital, as agent, (b) such Lockbox Bank has no rights of setoff or recoupment or any other claim against such Lockbox Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such Lockbox Account and for returned checks or other items of payment and (c) such Lockbox Bank agrees to forward all Collections received in such Lockbox Account to the Collection Account within one Business Day of receipt, and is otherwise in form and substance acceptable to the Administrative Agent.

“Lockbox Bank” shall mean any bank or other financial institution at which one or more Lockbox Accounts are maintained.

“Loss Reserve Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

2 x ARR x DEFHOR

NRPB

where:

ARR =	the highest Three Month Aged Receivables Ratio during the 12 Settlement Periods immediately preceding such date.

DEFHOR =	the aggregate Billed Amount of Eligible Receivables originated during the three Settlement Periods immediately preceding such date.

NRPB =	the Outstanding Balance of Eligible Receivables as of the last day of the first Settlement Period immediately preceding such date.

Notwithstanding the foregoing, the Loss Reserve Ratio may be changed at any time by the Administrative Agent, in the exercise of its reasonable business judgment, and, in the case of a decrease only, upon satisfaction of the Rating Agency Condition with respect thereto.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations, prospects or financial or other condition of (i) either Originator, (ii) the Seller or (iii) the Servicer and its Subsidiaries considered as a whole, (b) the ability of either Originator, the Seller or the Servicer to perform any of its obligations under the Related Documents in accordance with the terms thereof, (c) the validity or enforceability of any Related Document or the rights and remedies of SFC, the Purchasers, or the Administrative Agent under any Related Document, (d) the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (e) the Transferred Receivables, the Contracts therefor, the Originator Collateral, the Seller Collateral or the ownership interests or Liens of SFC or the Purchaser thereon or the priority of such interests or Liens.

“Maturity Date” shall mean, with respect to any Receivable, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, thirty (30) days from the Billing Date.

“Maximum Purchase Limit” shall mean $200,000,000, as such amount may be reduced in accordance with Section 2.02(a) of the Purchase Agreement.

“Mitac Group” shall mean any or all of Mitac International Corp., a Taiwanese corporation, Union Petrochemical Corp., a Taiwanese corporation, and Synnex Technology International, a Taiwanese corporation.

“Monthly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which either Originator or an ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Proceeds Amount” shall mean, with respect to issuances of any Commercial Paper, (a) the face amount of such Commercial Paper, minus (b) (i) the discount on the face amount thereof offered to the public plus (ii) Dealer fees for such issuances of Commercial Paper.

“Obligor” shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Operating Agent” shall mean GE Capital, in its capacity as operating agent for the Conduit Purchaser under the Administrative Services Agreement.

“Originator” shall mean Synnex, in its capacity as the Originator under the Transfer Agreement and any other Person as the Administrative Agent shall approve from time to time in its sole discretion.

“Originator Collateral” shall have the meaning assigned to it in Section 6.01 of each Transfer Agreement.

“Originator Group” shall mean the Originators and each of their Affiliates.

“Other Funding Agreements” shall mean any agreements entered into from time to time by the Purchaser for the purchase or financing of receivables.

“Outstanding Balance” shall mean, with respect to any Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to or any other modifications that reduce such Billed Amount (provided, that if the Administrative Agent or the Servicer makes a determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero) minus (d) all contra accounts maintained by the Originators, the Purchaser or the Servicer with respect to the Obligor thereof; provided, that for all purposes of calculating the aggregate

Outstanding Balances of two or more Receivables, a Financing Receivable and its corresponding Floorplan Financed Receivable together shall be deemed to have an aggregate Outstanding Balance equal to the lesser of the Outstanding Balances thereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean a Plan described in Section 3(2) of ERISA.

“Per Annum Daily Margin” shall mean (a) with respect to Capital Investment made by the Conduit Purchaser, 0.75%, and (b) with respect to Capital Investment made by the Committed Purchaser, (i) at the LIBOR Rate, 2.25% and (ii) at the Index Rate, 1.25%.

“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.2 of the Credit Agreement; (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Originator, the Seller or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, the Seller or the Servicer; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (f) carriers’, warehousemen’s or other similar possessory Liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $500,000 at any one time; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, the Seller or the Servicer is a party; (h) any attachment or judgment Lien not constituting a Termination Event under Section 9.01(f) of the Purchase Agreement; (i) purchase money security interests granted by any Originator to secure the payment of the purchase price of inventory acquired by such Originator, so long as such purchase money security interest extends only to the inventory acquired thereby (and not to any proceeds thereof, including any Receivables); (j) Liens existing on the Closing Date and listed on Schedule 4.03(b) of any Transfer Agreement or Schedule 5.03(b) of the Purchase Agreement; (k) zoning restrictions, easements, licenses, or other restrictions on the use of real property owned by any Originator or the Servicer or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property and (l) presently existing or hereinafter created Liens in favor of SFC, the Purchasers or the Administrative Agent.

“Permitted Investments” shall mean any of the following:

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;

(b) repurchase agreements on obligations of the type specified in clause (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers’ acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(d) commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 30 days that on the date of acquisition are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(e) securities of money market funds rated at least Aam or the equivalent by S&P and P-1 or the equivalent by Moody’s; and

(f) such other investments with respect to which each Rating Agency shall have confirmed in writing to the Purchaser and Collateral Agent that such investments shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Plan” shall mean, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that either Originator or an ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by either Originator or an ERISA Affiliate.

“Program Documents” shall mean the Letter of Credit Agreement, the LAPA, the Collateral Agent Agreement, the Depositary Agreement, the Commercial Paper, the Administrative Services Agreement, each Accession Agreement and the Dealer Agreements.

“Projections” shall mean the Originators’ forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary-by-Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical financial statements of the Originators, together with appropriate supporting details and a statement of underlying assumptions.

“Purchase” shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

“Purchase Agreement” shall mean that certain Amended and Restated Receivables Purchase and Servicing Agreement dated as of August 30, 2002, among the Seller, the Conduit Purchaser, the Committed Purchaser, the Servicer, and the Administrative Agent.

“Purchase Assignment” shall mean that certain Purchase Assignment dated as of the Closing Date by and between the Seller and the Applicable Purchaser in the form attached as Exhibit 2.04(a) to the Purchase Agreement.

“Purchase Date” shall mean each day on which a Purchase is made.

“Purchase Discount Rate” shall mean, as of any date of determination, a rate equal to the lesser of (a) the Dynamic Purchase Discount Rate and (b) the Purchase Discount Rate Cap.

“Purchase Discount Rate Cap” shall mean a rate equal to eighty-five percent (85%); provided, that the Purchase Discount Rate Cap may be changed at any time by the Administrative Agent, in the exercise of its reasonable business judgment, and, in the case of an increase only, upon satisfaction of the Rating Agency Condition with respect thereto.

“Purchase Excess” shall mean, as of any date of determination, the extent to which the Capital Investment exceeds the Availability, in each case as disclosed in the most recently submitted Investment Base Certificate or as otherwise determined by the Applicable Purchaser or the Administrative Agent based on Seller Collateral information available to any of them, including any information obtained from any audit or from any other reports with respect to the Seller Collateral, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Purchasers” shall mean the Conduit Purchaser and the Committed Purchaser.

“Purchase Request” shall have the meaning assigned to it in Section 2.03(b) of the Purchase Agreement.

“Purchaser Indemnified Person” shall have the meaning assigned to it in Section 12.01(a) of the Purchase Agreement.

“Qualified Plan” shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Rating Agency” shall mean Moody’s and/or S&P, as applicable.

“Rating Agency Condition” shall mean, with respect to any action, that each Rating Agency has notified the Conduit Purchaser and the Administrative Agent in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Commercial Paper.

“Ratios” shall mean, collectively, the Default Ratio, the Delinquency Ratio, the Dilution Ratio, the Dilution Reserve Ratio, the Loss Reserve Ratio, the Receivable Collection Turnover and the Three Month Aged Receivables Ratio.

“Receivable” shall mean, with respect to any Obligor:

(a) indebtedness of such Obligor (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services by an Originator to or on behalf of such Obligor (or, in the case of a Financing Receivable, to a third party), including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

(b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

(c) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(d) all Collections with respect to any of the foregoing;

(e) all Records with respect to any of the foregoing; and

(f) all proceeds with respect to any of the foregoing.

“Receivable Collection Turnover” shall mean, as of any date of determination, the amount (expressed in days) equal to:

(a) a fraction, (i) the numerator of which is equal to the average of the Outstanding Balances of Transferred Receivables on the first day of the 6 Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such 6 Settlement Periods with respect to all Transferred Receivables, multiplied by

(b) the number of days contained in such 6 Settlement Periods.

“Receivables Assignment” shall have the respective meanings assigned to them in Section 2.01(a) of each Transfer Agreement.

“Records” shall mean all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by either Originator, the Servicer, any Sub-Servicer or the Seller with respect to the Receivables and the Obligors thereunder, the Originator Collateral and the Seller Collateral.

“Redwood” shall mean Redwood Receivables Corporation, a Delaware corporation.

“Redwood Daily Yield” shall mean, for any day, the product of (a) the Redwood Daily Yield Rate for such day, multiplied by (b) Redwood’s Capital Investment outstanding on such day.

“Redwood Daily Yield Rate” means, on any day, a floating per annum rate equal to the sum of (a) the Daily Margin on such day, plus (b) if a Termination Event has occurred and is continuing, the Daily Default Margin, plus (c)(i) to the extent the Conduit Purchaser’s Purchases under the Purchase Agreement are being funded by the sale of Commercial Paper, (A) the per annum rate equivalent to the weighted average of the rates paid or payable by the Conduit Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of Commercial Paper that is allocated, in whole or in part, to fund or maintain the Conduit Purchaser’s Purchases during the relevant Settlement Period, which rates shall reflect and give effect to Dealer fees, commissions of placement agents and other issuance costs in respect of such Commercial Paper, divided by (B) 360 days; provided, however, that if any component of such rate is a discount rate the rate used shall be the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) to the extent the Conduit Purchaser’s Purchases under the Purchase Agreement are not being financed by the sale of Commercial Paper, the daily rate to the Conduit Purchaser of borrowing such funds under the LAPA.

“Redwood Termination Date” means the date elected by Redwood or the Collateral Agent, by notice to the Seller and the Administrative Agent as the Redwood Termination Date; provided, that on such date, one or more of the following events shall have occurred and be continuing: (a) a Seller LOC Draw; (b) the obligations of the Liquidity Lenders to make Liquidity Loans shall have terminated and such Liquidity Lenders shall not have otherwise been replaced; (c) an event of default under the Collateral Agent Agreement or any other Program Document shall have occurred; (d) the short term debt rating of a Liquidity Lender shall have been downgraded by a Rating Agency and such Liquidity Lender shall not have been replaced in accordance with the terms of the LAPA within 30 days thereafter; (e) Redwood or the Administrative Agent shall have determined that the funding of Transferred Receivables by Redwood under the Purchase Agreement is impracticable for any reason whatsoever, including as a result of (1) a drop in or withdrawal of any of the ratings assigned to the Commercial Paper by any Rating Agency, (2) the imposition of Additional Amounts, (3) restrictions imposed by any Person on the amount of Transferred Receivables Redwood may finance or (4) the inability of Redwood to issue Commercial Paper; (f) any change in accounting standards shall occur or any pronouncement or release of any accounting or regulatory body (including FASB, AICPA or the Securities and Exchange Commission) shall be issued, or any other change in the interpretation of accounting standards shall occur, such that all or any portion of the Conduit Purchaser’s assets and liabilities are deemed to be consolidated with the assets and liabilities of GE Capital or any of its affiliates by its independent external auditors; (g) a Termination Event shall have occurred and be continuing; or (h) the outstanding loans to the Conduit Purchaser under the LAPA equal or exceed the Conduit Purchaser’s Capital Investment at such time and no interest or other amounts are owed to the Conduit Purchaser under the Purchase Agreement or the other Related Documents.

“Regulatory Change” shall mean any change after the Closing Date in any federal, state or foreign law or regulation (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

“Rejected Amount” shall have the meaning assigned to it in Section 4.04 of each Transfer Agreement.

“Related Documents” shall mean each Lockbox Agreement, the Transfer Agreements, the Purchase Agreement, each Receivables Assignment, the Purchase Assignment, the Ancillary Services and Lease Agreement, the Subordinated Note and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with either Transfer Agreement, the Purchase Agreement or the transactions contemplated thereby. Any reference in either Transfer Agreement, the Purchase Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

“Repayment Notice” shall have the meaning assigned to it in Section 2.03(c) of the Purchase Agreement.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA.

“Reserves” shall mean the aggregate Concentration Discount Amount for all Obligors of Transferred Receivables and such other reserves as the Administrative Agent may establish from time to time in the exercise of its reasonable business judgment, provided that, for purposes of determining the “Funding Base” under the Collateral Agent Agreement, the Concentration Discount Amount for any Obligor at any time on or after the Facility Termination Date shall be equal to the lesser of (i) the Concentration Discount Amount for such Obligor as calculated at such time, and (ii) the Concentration Discount Amount for such Obligor as calculated on the Facility Termination Date.

“Retained Monthly Yield” shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account with respect to Daily Yield from and including the first day of such Settlement Period through and including such date pursuant to Sections 6.03(b)(i)(A) or 6.04(a)(iv) of the Purchase Agreement.

“Retained Servicing Fee” shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account with respect to the Servicing Fee from and including the first day of such Settlement Period through and including such date pursuant to Sections 6.03(b)(i)(C) or 6.04(a)(iv) of the Purchase Agreement.

“Retained Unused Facility Fee” shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account with respect to the Unused Facility Fee from and including the first day of such

Settlement Period through and including such date in accordance with Sections 6.03(b)(i)(E) or 6.04(a)(iv) of the Purchase Agreement.

“Retention Account” shall mean that certain segregated deposit account established by the Administrative Agent and maintained with the Depositary designated as the “Redwood Receivables Corporation—Retention Account (Synnex),” account number 24597, ABA No. 021 001 033.

“Retention Account Deficiency” shall mean, as of any Settlement Date, the amount, if any, by which the amounts necessary to make the payments required under Sections 6.04(a)(i), (ii) and (iii) of the Purchase Agreement exceed the amounts on deposit in the Retention Account.

“Retiree Welfare Plan” shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Period” shall mean the period from and including the Closing Date through and including the day immediately preceding the Facility Termination Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale” shall mean a sale of Receivables by an Originator to SFC in accordance with the terms of a Transfer Agreement.

“Sale Price” shall mean, with respect to any Sale of Sold Receivables, the price calculated by SFC and approved from time to time by the Administrative Agent equal to:

(a) the Outstanding Balance of such Sold Receivables, minus

(b) the expected costs to be incurred by SFC in financing the purchase of such Sold Receivables until the Outstanding Balance of such Sold Receivables is paid in full, minus

(c) the portion of such Sold Receivables that are reasonably expected by the applicable Originator to become Defaulted Receivables, minus

(d) the portion of such Sold Receivables that are reasonably expected by the applicable Originator to be reduced by means other than the receipt of Collections thereon or pursuant to clause (c) above, minus

(e) amounts expected to be paid to the Servicer with respect to the servicing, administration and collection of such Sold Receivables;

provided, that such calculations shall be determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of clauses (c) and (d) above, and (z) SFC, with respect to the calculations required in clauses (b) and (e) above.

“Schedule of Documents” shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Transfer Agreements, the Purchase Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Purchase Agreement and each Transfer Agreement.

“Securities Act” shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

“Securities Exchange Act” shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Seller” shall mean SFC, in its capacity as the Seller under the Purchase Agreement.

“Seller Assigned Agreements” shall have the meaning assigned to it in Section 8.01(b) of the Purchase Agreement.

“Seller Collateral” shall have the meaning assigned to it in Section 8.01 of the Purchase Agreement.

“Seller Deposit Account Collateral” shall have the meaning assigned to it in Section 8.01(c) of the Purchase Agreement.

“Seller LOC Draws” shall mean any payments made to the Purchaser in connection with the Letter of Credit and allocated to the Seller.

“Seller Secured Obligations” shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Seller to any Affected Party under the Purchase Agreement and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including Capital Investment (but only to the extent that funds are available therefor pursuant to Article VI of the Purchase Agreement), Daily Yield, Yield Shortfall, Unused Facility Fees, Unused Facility Fee Shortfall, Margin, amounts in reduction of Purchase Excess, Successor Servicing Fees and Expenses, Additional Amounts and Indemnified Amounts. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Seller in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Seller thereunder, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from the Purchasers or the Administrative Agent as a preference, fraudulent transfer or otherwise.

“Seller’s Share” shall mean the ratio of (a) the Maximum Purchase Limit under the Purchase Agreement to (b) the aggregate maximum purchase limits or commitments under the Purchase Agreement and all Other Funding Agreements.

“Servicer” shall mean Synnex, in its capacity as the Servicer under the Purchase Agreement, or any other Person designated as a Successor Servicer.

“Servicer’s Certificate” shall mean an Officer’s Certificate substantially in the form of Exhibit 3.01(a)(iii) to the Purchase Agreement.

“Servicer Termination Notice” shall mean any notice by the Administrative Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer’s appointment under the Purchase Agreement has been terminated.

“Servicing Fee” shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the Outstanding Balance of all Transferred Receivables on such day.

“Servicing Fee Rate” shall mean 1.00%.

“Servicing Fee Shortfall” shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Servicing Fee exceeds the Retained Servicing Fee, in each case as of such date.

“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Transferred Receivables and whose name appears on any Officer’s Certificate listing servicing officers furnished to the Administrative Agent by the Servicer, as such certificate may be amended from time to time.

“Servicing Records” shall mean all documents, books, Records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Settlement Date” shall mean the tenth Business Day following the end of each Settlement Period.

“Settlement Period” shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement Period, the period ending on the Final Purchase Date and beginning with the first day of the calendar month in which the Final Purchase Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii)

with respect to the final Settlement Period, the period ending on the Final Purchase Date and beginning with the first day of the calendar month in which the Final Purchase Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month; provided, however, that upon the occurrence of the Committed Purchaser Funding Event, such Settlement Period shall terminate on the day prior to the Committed Purchaser Funding Event, and the next Settlement Period shall be the period from and including the day of the Committed Purchaser Funding Event through and including the last day of the calendar month in which the Committed Purchaser Funding Event occurs.

“SFC” shall mean SIT Funding Corporation, a Delaware corporation.

“SFC Account” shall mean an account designated from time to time by SFC, which account as of the Closing Date shall be Account No. 502-328-54, GECC CAF Depositary, Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York 10006, ABA No. 021-001-033, Attn: CFN 2214, Reference: Synnex Information Technologies, Inc.

“SFC Indemnified Person” shall have the meaning assigned to it in Section 5.01 of each Transfer Agreement.

“Sold Receivable” shall have the meaning assigned to it in Section 2.01(b) of each Transfer Agreement.

“Solvency Certificate” shall mean an Officer’s Certificate substantially in the form of Exhibit 3.01(a)(i) to the Purchase Agreement.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Stockholder” shall mean, with respect to any Person, each holder of Stock of such Person.

“Sub-Servicer” shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 7.01 of the Purchase Agreement relating to the servicing, administration or collection of the Transferred Receivables.

“Subordinated Loan” shall have the meaning assigned to it in Section 2.01(c) of each Transfer Agreement.

“Subordinated Note” shall have the meaning assigned to it in Section 2.01(c) of each Transfer Agreement.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Successor Servicer” shall have the meaning assigned to it in Section 11.02 of the Purchase Agreement.

“Successor Servicing Fees and Expenses” shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Seller, the Purchasers and the Administrative Agent.

“Synnex” shall mean Synnex Information Technologies, Inc., a California corporation.

“Termination Date” shall mean the date on which (a) Capital Investment has been permanently reduced to zero, (b) all other Seller Secured Obligations under the Purchase Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Maximum Purchase Limit has been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Purchase Agreement.

“Termination Event” shall have the meaning assigned to it in Section 9.01 of the Purchase Agreement.

“Three Month Aged Receivables Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

(a) the sum of the respective Outstanding Balances of Transferred Receivables with respect to which any payment, or part thereof, remained unpaid for more than 60 but less than 91 days past their respective Maturity Dates as of the last day of the three Settlement Periods immediately preceding such date to

(b) the aggregate Billed Amount of Transferred Receivables originated during the fourth, fifth, and sixth Settlement Periods immediately preceding such date.

“Title IV Plan” shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that either Originator or an ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Transfer” shall mean any Sale or capital contribution of Transferred Receivables by an Originator to SFC pursuant to the terms of a Transfer Agreement.

“Transfer Agreement” shall mean (i) that certain Amended and Restated Receivables Transfer Agreement dated as of August 30, 2002, between Synnex, as Originator, and SFC or (ii) any other “Transfer Agreement” entered into from time to time by SFC and an Originator.

“Transfer Date” shall have the meaning assigned to it in Section 2.01(a) of each Transfer Agreement.

“Transferred Receivable” shall mean any Sold Receivable or Contributed Receivable; provided, that (a) any Receivable repurchased by an Originator pursuant to Section 4.04 of the applicable Transfer Agreement shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or recontributed to SFC and (b) any Unapproved Receivable shall not be deemed to be a Transferred Receivable.

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Unapproved Receivable” shall mean any receivable (a) with respect to which the obligor thereunder is not an Obligor on any Transferred Receivable and whose customer relationship with the applicable Originator arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by the applicable Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and then only for the period prior to any such approval.

“Underfunded Plan” shall mean any Plan that has an Underfunding.

“Underfunding” shall mean, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the IRC) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

“Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by either Originator or any ERISA Affiliate as a result of such transaction.

“Unused Facility Fee” shall have the meaning assigned to it in the Fee Letter.

“Unused Facility Fee Shortfall” shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Unused Facility Fee exceeds the Retained Unused Facility Fee, in each case as of such date.

“Welfare Plan” shall mean a Plan described in Section 3(1) of ERISA.

“Yield Discount Amount” shall mean the amount, as determined from time to time by the Administrative Agent in its sole discretion, calculated in accordance with Annex 4 of the Purchase Agreement.

“Yield Shortfall” shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Monthly Yield exceeds the Retained Monthly Yield, in each case as of such date.

SECTION 2. Other Terms and Rules of Construction.

(a) Accounting Terms. Rules of construction with respect to accounting terms used in any Related Document shall be as set forth in Annex G to the Purchase Agreement. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

(b) Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

(c) Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words “herein,” “hereof” and “hereunder” and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to or definition of any document, instrument or agreement shall include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,”

“includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

(d) Rules of Construction for Determination of Ratios. The Ratios as of the last day of the Settlement Period immediately preceding the Closing Date shall be established by the Administrative Agent on or prior to the Closing Date and set forth in Schedule 1 to this Annex X and the underlying calculations for periods preceding the Closing Date to be used in future calculations of the Ratios shall be established by the Administrative Agent on or prior to the Closing Date in accordance with such Schedule 1. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the third decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.

ANNEX Y

to

AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

and

AMENDED AND RESTATED RECEIVABLES PURCHASE AND SERVICING AGREEMENT

each dated as of

August 30, 2002

Schedule of Documents

SIT FUNDING CORPORATION

AMENDED AND RESTATED RECEIVABLES PURCHASE FACILITY

August 30, 2002

Schedule of Closing Documents 1

A. Receivables Purchase and Transfer Documents

1.	Amended and Restated Receivables Transfer Agreement, among SYNNEX Information Technologies, Inc., a California corporation (“Synnex” or the “Originator”), and SIT Funding Corporation (“SFC”). (2443610)

EXHIBITS

Exhibit 2.01 (a)	Form of Receivables Assignment

Exhibit 2.01(c)	Form of Subordinated Note

SCHEDULES

Schedule 4.01(b)	Executive Offices; Collateral Locations; Corporate Names; Organizational Identification Number/FEIN

Schedule 4.01(d)	Litigation

Schedule 4.01(h)	Ventures, Subsidiaries and Affiliates; Outstanding Stock

Schedule 4.01(i)	Tax Matters

1.	Bold and Italicized items to be delivered by the Originator, the Seller, the Borrowers and/or their counsel.

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Schedule 4.01(1)	Intellectual Property

Schedule 4.01(m)	ERISA Plans

Schedule 4.01(t)	Deposit and Disbursement Accounts/Originator

Schedule 4.02(g)	Trade Names

Schedule 4.03(b)	Existing Liens

ANNEXES

Annex X	Definitions

Annex Y	Schedule of Documents

2.	Amended and Restated Receivables Purchase and Servicing Agreement (the “RPSA”), among Synnex, as servicer (the “Servicer”), SFC, as seller (the “Seller”), Redwood Receivables Corporation (“Redwood”), as conduit purchaser (the “Conduit Purchaser”), General Electric Capital Corporation (“GE Capital”), as committed purchaser (in such capacity, the “Committed Purchaser”) and GE Capital, as Administrative Agent. (2436738)

SCHEDULES

Schedule 4.01(b)	Executive Offices; Collateral Locations; Corporate Names; FEIN/Seller

Schedule 4.01(d)	Litigation/Seller

Schedule 4.01(h)	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness/Seller

Schedule 4.01(i)	Tax Matters/Seller

Schedule 4.01(r)	Deposit and Disbursement Accounts/Seller

Schedule 5.01(b)	Trade Names/Seller

Schedule 5.03(b)	Existing Liens/Seller

EXHIBITS

Exhibit 2.02(a)	Form of Commitment Reduction Notice

Exhibit 2.02(b)	Form of Commitment Termination Notice

Exhibit 2.03(a)	Form of Investment Base Certificate

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Exhibit 2.03(b)	Form of Purchase Request

Exhibit 2.03(c)	Form of Repayment Notice

Exhibit 2.04(a)	Form of Purchase Assignment

Exhibit 3.01(a)(i)	Form of Solvency Certificate

Exhibit 3.01(a)(ii)(A)	Form of Bringdown Certificate (Closing)

Exhibit 3.01(a)(ii)(B)	Form of Bringdown Certificate (Post-Closing)

Exhibit 3.01(a)(iii)(A)	Form of Servicer’s Certificate (Closing)

Exhibit 3.01(a)(iii)(B)	Form of Servicer’s Certificate (Post-Closing)

Exhibit 3.01(a)(iv)	Form of Monthly Report

Exhibit 10.03	Form of Power of Attorney

ANNEXES

Annex 1	[RESERVED]

Annex 2	Excluded Obligors

Exhibit A to Annex 2	Form of Amending Letter

Annex 3	[RESERVED]

Annex 4	Yield Discount Amount

Annex 5	Financial Covenants

Annex 5.02(a)	Reporting Requirements of the Seller

Annex 5.02(b)	Investment Reports

Annex 7.07	Reporting Requirements of the Servicer

Annex X	Definitions

Annex Y	Schedule of Documents

3.	Assignment executed by the Originator. (2444575)

4.	Purchase Assignment among the Seller and the Administrative Agent. (2444580)

5.	Officer’s Certificate (Bringdown Certificate), dated as of August 30, 2002, executed by an authorized officer of the Seller. (2443615)

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6.	Officer’s Certificate (Solvency Certificate), dated as of August 30, 2002, executed by an authorized officer of the Originator. (2443627)

7.	Officer’s Certificate (Servicer’s Certificate), dated as of August 30, 2002, executed by an authorized officer of the Servicer. (2443634)

8.	Power of Attorney executed by SFC to GE Capital in its capacity as Administrative Agent. (2443640)

9.	Power of Attorney executed by Synnex to GE Capital in its capacity as Administrative Agent. (2443711)

10.	Amended and Restated Subordinated Note, dated as of August 30, 2002, executed by SFC and payable to Synnex. (2444224)

B. Legal Opinions

11.	Opinion of Simon Y. Leung, General Counsel for Synnex, regarding corporate authorization, execution, absence of conflict, and securities law issues in respect of the RPSA and the transactions contemplated thereby.

12.	Opinion of Brobeck, Phleger & Harrison LLP, counsel for the Originator, the Servicer, the Seller and the Borrowers, regarding enforceability, perfection and priority of security interests and perfection of sales of general intangibles in respect of the Transfer Agreement, the RPSA and the transactions contemplated thereby.

C. Corporate Documents

Synnex

13.	Certificate of Incorporation for Synnex, certified by the Secretary of State of California as of June 14, 2002.

14.	Good standing certificates for Synnex issued by the Secretaries of State of California, South Carolina and Illinois.

15.	A certificate of the Secretary or Assistant Secretary of Synnex certifying copies of (a) the certificate of incorporation of Synnex; (b) the by-laws of Synnex; (c) the resolutions of Synnex’s Board of Directors approving the RPSA and the other instruments, documents and agreements to be executed and/or delivered by it in connection therewith and the transactions contemplated thereby; and (d) the names and true signatures of the incumbent officers of Synnex authorized to sign the transaction documents; and certifying that (x) Synnex is in good standing in all jurisdictions where it is qualified to do business, including, without limitation, California, (y) all representations and warranties made by Synnex in the RPSA are true and correct in all respects and (z) no financing statements or other similar instruments relating to the Receivables of Synnex have been filed in any jurisdiction,

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other than those financing statements and other similar instruments shown on the UCC searches provided pursuant to the Transfer Agreement and the RPSA.

SFC

16.	Certificate of Incorporation for SFC certified by the Secretary of State of Delaware.

17.	Good standing certificates for SFC issued by the Secretary of State of Delaware and the Secretary of State of California.

18.	A certificate of the Secretary or Assistant Secretary of SFC, certifying copies of (a) the certificate of incorporation of SFC; (b) the by-laws of SFC; (c) the resolutions of SFC’s Board of Directors approving the RPSA and the other instruments, documents and agreements to be executed and/or delivered by it in connection therewith and the transactions contemplated thereby; and (d) the names and true signatures of the incumbent officers of SFC authorized to sign the transaction documents.

D. UCC Filings

Synnex

19.	UCC continuation statement and UCC amendment statement with respect to the UCC-1 Financing Statement in respect of the Transferred Receivables naming Synnex as debtor/seller and the Seller as secured party/purchaser and the Administrative Agent as assignee, filed with the Secretary of State of California.

20.	In-lieu financing statement filed in the office of the Secretary of State of California with respect to the UCC-1 Financing Statement originally filed in the office of the Secretary of State of South Carolina in respect of the Transferred Receivables naming Synnex as debtor/seller and the Seller as secured party/purchaser and the Administrative Agent as assignee.

21.	UCC-1 Financing Statement in respect of the Transferred Receivables naming Synnex as debtor/seller and the Seller as secured party/purchaser and the Administrative Agent as assignee, filed with the Secretary of State of California.

22.	UCC continuation statements and UCC amendment statements with respect to the UCC-1 Financing Statements in respect of Synnex’s Inventory naming Synnex as debtor, the Seller as secured party and the Administrative Agent as assignee, filed with the Secretary of State of California.

23.	In-lieu financing statements filed with the Secretary of State of California with respect to the UCC-1 Financing Statements originally filed in the offices of the Secretaries of State of Illinois, New Jersey, South Carolina and Tennessee in respect of Synnex’s Inventory naming Synnex as debtor, the Seller as secured party and the Administrative Agent as assignee.

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24.	Post-Filing UCC Lien Search Report against Synnex confirming that the statements described in the preceding five items have been filed and are of record in the jurisdictions in which they were filed.

SFC

25.	In-lieu financing statement filed in the office of the Secretary of State of Delaware with respect to the UCC-1 Financing Statements originally filed in the office of the Secretary of State of California naming the Seller as debtor/seller and the Purchaser as secured party/purchaser, and the Administrative Agent as assignee.

26.	Post-Filing UCC Lien Search Report against SFC confirming that the financing statement described in the preceding item has been filed and is of record.

E. Previously Delivered Third-Party Agreements

27.	Lockbox Account Agreement, dated as of June 15, 2001 among the Seller, Redwood, GE Capital and Bank of America, NA.

28.	Intercreditor Agreement, dated as of December 19, 1997, executed by Synnex, the Seller, Redwood and GE Capital.

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